As filed with the Securities and Exchange Commission on
                                  June 24, 2003
                          Registration No. 333-102642

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                               AMENDMENT NO. 1 to
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            THE CLASSICA GROUP, INC.
             (Exact name of registrant as specified in its charter)

   NEW YORK                          2020                      13-3413467
(State or other               (Primary Standard             (I.R.S. Employer
jurisdiction of           Industrial Classification         Identification No.)
incorporation or                   Code No.)
organization)
                           2400 MAIN STREET, SUITE 12
                              SAYREVILLE, NJ 08872
                                 (732) 727-7800

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                                Scott G. Halperin
                             Chief Executive Officer
                            The Classica Group, Inc.
                           2400 Main Street, Suite 12
                              Sayreville, NJ 08872
                                 (732) 727-7800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                        Copies of all communications to:
                             W. Raymond Felton, Esq.
               Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP
                                  P.O. Box 5600
                          Woodbridge, New Jersey 07095
                                 (732) 549-5600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                         CALCULATION OF REGISTRATION FEE

Title of Each
Class of                            Proposed           Proposed      Amount of
Securities to    Amount to be   Maximum Offering  Maximum Aggregate Registration
Be Registered    Registered(1)  Price per unit(2) Offering Price(2)     Fee
--------------- --------------- ----------------- ----------------- ------------
Common stock     1,230,000            $1.50          $ 1,845,000.00
Par value          100,000            $2.00          $   200,000.00
$.001 per          150,000            $1.25          $   187,500.00
share              206,000            $1.00          $   206,000.00   $224.35(3)
                   805,000            $0.69          $   555,450.00   $ 44.94

Total            2,491,000                           $ 2,993,450.00   $269.29
--------------- --------------- ----------------- ----------------- ------------

(1) Includes an indeterminate number of shares of common stock issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) 100,000 warrant shares are available for purchase at $2.00, 150,000 warrant shares are available for purchase at $1.25, 206,000 warrant shares are available for purchase at $1.00, and the offering price of 1,230,000 shares being registered is estimated pursuant to Rule 457 based upon the closing price of the common stock on January 14, 2003, as reported on the Nasdaq SmallCap Market solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

The offering price of the balance of the shares being registered hereunder, 805,000 shares at $0.69, is estimated pursuant to Rule 457 based upon the closing price of the common stock on June 12, 2003, as reported on the Nasdaq SmallCap Market, solely for the purpose of calculating the registration fee. (3) Paid previously.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED JUNE 24, 2003

                                   PROSPECTUS

                        2,491,000 shares of common stock
                           $0.001 par value per share

                             THE CLASSICA GROUP INC.
                                  Common stock

         This prospectus relates to an aggregate of 2,491,000 shares of our common stock, par value $0.001 per share.

o 1,236,000 of these shares are being registered on behalf of five investors who recently purchased an aggregate of $1,030,000 of our common stock and warrants to purchase shares of our common stock, and as payment to a placement agent for this offering.

o 450,000 of the shares being registered hereunder are being registered pursuant to registration rights we have to two investors who purchased 200,000 shares of our common stock in a private placement in May 2002, and to holders of warrants, exercisable into 100,000 and 150,000 of our shares, to whom we issued warrants in consideration for the performance of legal advisory services in 2001, and investment banking services, respectively.

o 35,000 of the shares being registered hereunder are being registered on behalf of an investor who in June 2003 purchased a promissory note and 35,000 shares of our common stock for a purchase price of $325,000. An additional 770,000 shares of common stock have been placed in escrow with the investor's attorney as security for our obligations under the promissory note, and these shares are being registered hereunder.

         The shares are being offered by the share and warrant holders. There is no underwriter, escrow agent or minimum level of proceeds that must be reached before acceptance of any sales.

         Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "TCGI". On June 12, 2003, the closing price for our common stock was $0.69 per share.

         Investing in common stock involves risk. Before you invest, you should consider carefully the "Risk Factors" beginning on page 6.

         Neither the SEC nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



         The date of this prospectus is June 24, 2003.

                                TABLE OF CONTENTS

                                                                         Page
Prospectus Summary........................................................5
Risk Factors..............................................................6
Use of Proceeds...........................................................10
Selling Security Holders..................................................11
Plan of Distribution......................................................12
Legal Proceedings.........................................................13
Directors; Executive Officers.............................................13
Security Ownership of Certain Beneficial Owners and Management............15
Description of Securities.................................................16
Commission's Position on Indemnification for Securities Act Liability.....16
Certain Relationships and Related Transactions............................17
Description of Business...................................................17
Management Discussion and Analysis........................................21
Description of Property...................................................26
Market for Common Equity and Related Stockholder Matters..................26
Executive Compensation....................................................27
Legal Matters.............................................................31
Experts...................................................................31
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure......................................................31
Additional Information....................................................31
Financial Statements......................................................32
Pro Forma Financial Information...........................................58

                               PROSPECTUS SUMMARY

                                   The Company


         We are a New York corporation with headquarters in Sayreville, New Jersey. Until December 31, 2002, 99% of our revenue was from our wholly-owned subsidiary, Cucina Classica Italiana, Inc., which produced, imported and distributed specialty cheeses and Italian foods. Effective December 31, 2002, we sold the assets of Cucina Classica's cheese production, importation and distribution business. Going forward, we are focusing on our microwave technology business.

         Through our wholly-owned subsidiaries Classica Microwave Technologies, Inc., and C.G.T.I.-Classica Group Technologies Italia, S.r.l., we design, build and sell microwave heat processing equipment for pasteurization, sterilization, drying, and sanitizing, in the food, pharmaceutical and other industries. Our systems enable food producers to extend the shelf life of their products significantly without the use of chemical preservatives. Due to our recent shift in focus to our microwave technology business, our sales of microwave heat processing equipment at this time are limited. The revenue for Classica Microwave Technologies for the fiscal year ended December 31, 2002, and for the first quarter of 2003 represents only incidental amounts related to the start-up of our microwave technology subsidiary.

         We own patents on the microwave heat process and we import the machines from Europe. We then sell and install the equipment and provide service to major food producers, wholesalers and retailers.

         We are registering 1,236,000 shares of our common stock for sale by five investors, to whom we have registration rights obligations, pursuant to their recent purchase of $1,030,000 of our common stock and warrants to purchase shares of our common stock, and as payment to a placement agent for this offering. We are also registering 200,000 shares of our common stock pursuant to "piggyback" registration rights we granted to two investors in a private placement we conducted in May 2002, and 250,000 shares, which underlie warrants issued in 2001 and 2002. We are also registering 805,000 shares of our common stock pursuant to registration rights obligations we have to an investor who, in June 2003, purchased a promissory note and 35,000 shares of our common stock. Certificates representing 770,000 shares of our common stock have ben placed in escrow with the investor's attorney as security for our obligations under the promissory note, and are deemed unissued and not outstanding.

         We do not own any of the shares being registered hereunder, and, therefore, we will not receive any of the proceeds from the sale of any of the shares.

         Our mailing address and primary place of business is 2400 Main Street, Suite 12, Sayreville, New Jersey 08872. Our telephone number is (732) 727-7800.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as all other information in this prospectus, before you decide to buy our common stock. If any of the following risks occur, our business, results of operations and financial condition could be harmed, the value of our common stock could decline and you could lose all or part of your investment.

Because going forward we intend to focus our efforts on our microwave technologies segment, we are effectively a new business with a limited operating history, which has generated little or no income.

Our microwave technologies subsidiary commenced business in early 2001. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business. Although our executive officers have significant experience in the food industry, we have a limited track record in the microwave heat processing industry on which investors may assess our prospects.

We will need additional funds to support operations. If we are unable to obtain the necessary funds we may have to reduce or cease operations, or attempt to sell some or all of our operations or to merge with another entity.

The further development of our products as well as the expansion of manufacturing capabilities or the establishment of additional sales, marketing and distribution capabilities will require the commitment of substantial funds. Our existing working capital will not be sufficient to meet this expansion plan. Potential sources of additional funds include public or private offerings of debt or equity securities, bank lines of credit or extensions of existing arrangements. Additional financing may not be available on terms favorable to us, or at all. Insufficient funds may require us to delay, scale back or eliminate certain product development programs, or attempt to merge with another entity or otherwise reduce or cease operations.

Your percentage of ownership and voting power, and the price of our common stock may decrease because we may issue a substantial number of shares of common stock, or securities convertible or exercisable into our common stock.

We have the authority to issue up to 25,000,000 shares of our common stock, par value $0.001 per share, without shareholder approval. We may also issue options and warrants to purchase shares of our common stock. These future issuances could be at values substantially below the price paid for our common stock by current shareholders. We may conduct additional future offerings of our common stock, or other securities with rights to convert the securities into shares of our common stock, which may result in a decrease in the value, or market price of our common stock.

If Nasdaq delists our common stock from the Nasdaq SmallCap Market, the market liquidity for our common stock could be severely and adversely effected.

On May 8, 2003, we received notification from the Nasdaq Stock Market that we are not in compliance with the SmallCap Market's listing maintenance standards regarding minimum bid price set forth in Marketplace Rule 4310(c)(4). We have 180 days from May 8, 2002 to regain compliance and, if, at any time before November 4, 2003, the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, we will receive written notification that we are in compliance with the Rule. If we cannot demonstrate compliance with the Rule by November 4, 2003, Nasdaq Staff will determine whether we meet the initial listing criteria for the Nasdaq SmallCap Market under Marketplace Rule 4310(c)(2)(A). If we meet the initial listing criteria, Nasdaq Staff will notify us that we have been granted an additional 180 days to regain compliance. If we cannot regain compliance within the second 180 day compliance period, we may be afforded an additional 90 day compliance period. Otherwise, Nasdaq Staff will notify us that our stock will be delisted from the Nasdaq SmallCap Market. If our stock is delisted from Nasdaq, the ability of holders of our common stock to sell our stock could be adversely affected, our ability to secure future funding might be severely impacted, and there could be a material adverse effect on our financial condition.

If our common stock is delisted from the Nasdaq market system, it may be subject to the "penny stock" regulations, which may affect the ability of our shareholders to sell their shares.

Regulations of the SEC define "penny stock" to be any non-Nasdaq equity security that has a market price as therein defined of less than $5.00 per share or which has an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction with respect to any penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. The SEC also requires disclosure of our commissions payable to both the broker/dealer and its registered representative and information regarding current quotations of the securities. Finally, the SEC requires that monthly statements be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we depend on foreign sources of supply, we may be unable to obtain adequate supplies.

Our machinery is manufactured by foreign producers located in Europe. Accordingly, we are subject to various risks in foreign trade, including economic and political instability, shipping delays, fluctuations and foreign currency exchange rates, custom duties, and other trade restrictions. These factors could have a significant impact on our operating margins and our ability to obtain supplies and deliver products on a timely and competitively basis.

Product liability claims could have an adverse affect on our business.

We face the risk of exposure to product liability claims in the event that our quality control procedures fail and the use of our product causes injury or illness. With respect to product liability claims, we believe that we have sufficient primary and excess umbrella liability insurance. However, this insurance may not continue to be available at a reasonable cost, or, if available, may not be adequate to cover liabilities. We generally seek contractual indemnification and insurance coverage from parties supplying us with products, but this indemnification or insurance coverage is limited, as a practical matter, to the credit worthiness of the indemnifying party, and their carriers, if any, as well as the insured limits of any insurance provided by suppliers. If we do not have adequate insurance or contractual indemnification available, product liability claims related to defective products could have a material adverse affect on our financial condition, results of operations and liquidity.

If our customers are unable to comply with governmental regulations, our future revenues may be seriously harmed.

Purchasers of our microwave heat processing systems that will use the systems to process food products will be subject to regulations of the United States Department of Agriculture and/or the United States Food and Drug Administration. Although we intend to work with our customers in satisfying such regulations, the responsibility for compliance lies with the ultimate user of our products. If we fail to conform our products to our customers' regulatory requirements, we could lose future sales and our business could be seriously harmed. Additionally, any failure of our products to comply with relevant regulations could delay their introduction and require costly and time-consuming engineering changes.
Our pasteurization systems technology is currently being used in USDA approved plants in the united States. We will proceed to work with potential clients interested in sterilization systems and with the relevant regulatory agencies to obtain government approval and certification for the equipment. Failure to conform our products to regulatory requirements could result in the loss of sales of sterilization systems.

 The market price of our stock is subject to fluctuation.

The market price of our common stock has been subject to significant fluctuation. The price of our common stock could be subject to further fluctuation in response to factors such as the following, some of which are beyond our control:

o........variations in our operating results;

o operating results that vary from the expectations of securities analysts and investors;

o changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

o announcements by us or our competitors of major business developments such as new products, services or technologies or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

o announcements by third parties of significant claims or proceedings against us;

o        future sales of our common stock; and

o        general market conditions.

Future sales of our common stock could cause the market price of our common stock to drop significantly, even if our business is doing well.

After this offering, approximately 5,177,211 shares of our common stock will be issued and outstanding, including 1,265,000 of the shares of common stock that we are registering hereunder, which may be resold in the public market immediately. We have also issued warrants exercisable into 456,000 shares, and options to purchase 2,090,012 shares of our common stock under our employee stock option plans. The shares underlying the warrants are being registered hereunder. Subject to the applicable vesting and registration requirements, upon exercise of these options and or warrants the underlying shares may be resold into the public market. The market price of our common stock could decline as a result of the sales of these shares or the perception that sales of these shares could occur.

Provisions in our charter and New York law may prevent an acquisition of us.

Certain provisions of our certificate of incorporation could have the effect of making more difficult or discouraging an acquisition of our company deemed undesirable by our board of directors. Under our certificate of incorporation, there are approximately 17,825,000 unreserved shares of common stock and 183.5 shares of preferred stock available for future issuance without shareholder approval. The existence of this authorized but unused capital stock could have the affect of discouraging acquisition of our company.

In addition, we are subject to certain anti-takeover provisions under section 912 of the New York corporation law. Section 912 provides that, with certain exceptions, a New York corporation may not engage in a business combination with any interested shareholder for a period of five years following the date such shareholder becomes an interested shareholder. An interested shareholder is a person that owns, directly or indirectly, twenty percent or more of the outstanding voting stock of a corporation or is an affiliate or associate of a corporation and was the owner of twenty percent or more of the outstanding voting stock of the corporation at any time within the prior five years. These provisions could have the affect of discouraging, delaying or preventing a takeover of our company, which could otherwise be in the best interest of our shareholders, and have an adverse affect on the market price for our common stock.

We do not expect to pay dividends.

We have not paid any cash dividends on our common stock to date and do not expect to pay dividends in the foreseeable future.

Competition in the industry may reduce our sales and margins.

Our business operates in a highly competitive industry. In addition, we compete with companies that have greater capital resources, research and development staffs, facilities, diversity of product lines and brand recognition than ours. Increased competition as to any of our products could result in reduced prices which would reduce our sales and margins. Our competitors may succeed in developing newer enhanced products which are better than ours. These companies may also prove to be more successful in marketing and selling their products than we are with ours.

Failure to compete effectively in the markets for products such as ours may render existing products obsolete or unmarketable, which could rapidly erode our position in the market.

Our growth and future results of operations will depend in part on our ability to respond to technological advances and changes by enhancing our existing products and services and by developing and introducing, on a timely and cost-effective basis, new products, features and related services to meet or exceed technological advances in the marketplace. If we are not successful in identifying, developing and marketing new products, product enhancements and related services that respond to technological change or evolving industry standards, or adequately meet new market demands and we fail to respond to rapidly changing technologies, that failure could have a material adverse effect on our business, financial condition and results of operations.

Failure to effectively protect our proprietary rights could harm our business and negatively affect our financial position.

We rely on a combination of patent, trademark and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights. Furthermore, we generally enter into non-competition, non-disclosure and invention assignment agreements with our employees and consultants, and into non-disclosure agreements with our customers and distributors. Such measures may not be adequate to protect our proprietary rights. Additionally, we may be subject to further risks if and when we enter into transactions in countries where intellectual property laws are not well developed or are difficult to enforce. Legal protections of our proprietary rights may be ineffective in such countries. Litigation may be necessary to defend and enforce our proprietary rights, which could result in substantial costs and diversion of management resources and could have a material adverse effect on our business, financial condition and results of operations, regardless of the final outcome of such litigation. Despite our efforts to safeguard and maintain our proprietary rights both in the United States and abroad, we may not be successful in doing so or the steps taken by us in this regard may not be adequate to deter misappropriation or independent third-party development of our technology or to prevent an unauthorized third party from copying or otherwise obtaining and using our products or technology. Any of such events could have a material adverse effect on our business, financial condition and results of operations.

We or our employees may become subject to claims of infringement or misappropriation of the intellectual property rights of others.

It is possible that third parties may assert infringement or misappropriation claims against us, our customers or distributors in the future with respect to our employees or current or future products or services. Any claims or litigation, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing arrangements. such royalty or licensing arrangements, if required, may not be available on terms acceptable to us, if at all, which could have a material adverse effect on our business's financial condition and results of operations.

We may issue additional securities with rights superior to those of our common stock, which could materially limit the ownership rights of investors.

We may offer additional debt or equity securities in private and/or public offerings in order to raise working capital. Our board of directors has the right to determine the terms and rights of any debt securities and preferred stock without obtaining the approval of our shareholders. It is likely that any debt securities or preferred stock that we sell would have terms and rights superior to those of the common stock and may be convertible into common stock. Any sale of securities could adversely affect the interest or voting rights of the holders of common stock, resulting in substantial dilution to the existing shareholders, or adversely affect the market price of our common stock.

We rely on the efforts of our Chairman of the Board and Chief Executive officer, and the loss of his services could materially adversely affect our business.

Our success is largely dependent upon the personal efforts and abilities of Scott G. Halperin, our Chairman of our Board and Chief Executive Officer. If he ends his relationship with us before a qualified replacement is found, then our business, profits and results of operations could be materially adversely affected. Mr. Halperin's employment agreement is effective through July 31, 2005 and is renewable for successive three-year periods commencing on the termination date, by mutual agreement. We do not maintain key-man life insurance on Mr. Halperin. If he dies, there may be serious and adverse consequences for our company.


We were the subject of a Cease and Desist Order from the SEC in November, 2001, which may deter potential customers from purchasing our products.


In November, 2001, a Cease and Desist Order was entered by the SEC in connection with two of our press releases relating to the use of our microwave technology to kill biological compounds, including anthrax. The SEC entered the order because it determined we failed to comply with Section 10(b) of the Exchange Act by issuing false and misleading statements in the press releases. We believe we have fully complied with the Cease and Desist Order and have not committed or caused any violation or future violation of the Exchange Act. The entry of the Cease and Desist Order against us may deter potential customers from purchasing our products, thereby materially affecting our sales and the market price for our stock.

                                 USE OF PROCEEDS

         We do not own any of the shares being offered hereunder and will not receive any proceeds when they are sold. We used the proceeds from the sale of the shares being registered to fund the start-up and growth of our microwave technology segment, for other general corporate purposes such as to finance the cost of our new office lease and payroll expenses, and for working capital.



                            SELLING SECURITY HOLDERS

         We are registering 1,236,000 shares of our common stock pursuant to registration rights obligations we have to five investors who recently purchased an aggregate of $1,030,000 of our common stock and warrants exercisable into 206,000 shares of our common stock in a private placement. We are also registering 200,000 shares of our common stock pursuant to piggyback registration rights we have to investors who purchased 200,000 shares of our common stock in May 2002, and 250,000 shares, which underlie warrants issued in 2001 and 2002. We are also registering 805,000 shares as a result of a private placement that occurred in June 2003. 35,000 of those shares have been issued to the purchaser and 770,000 shares have been pledged to that investor to secure obligations under a promissory note made by us, which shares are being held in escrow by the investor's attorney and are deemed unissued and not outstanding. Other than the shares covered by this prospectus, none of the selling shareholders listed below holds more than 1% of our common stock or have they ever held any position or office with us.

         The following table sets forth information for the shares being registered hereunder, as of June 10, 2003, with respect to the shares held by the selling shareholders. The number of shares of common stock to be offered for resale by the selling shareholders was determined by the terms of our agreements with such selling shareholders.

------------------------------------ ----------------------- ---------------- --
                                        Percentage
                         Shares of       of total                     Shares of
                           common       outstanding     Number of      common
                         Stock Owned    shares held       Shares     Stock Owned
  Name of selling          Prior         prior to     to be Offered     After
    Shareholder         to Offering(1)  Offering(8)    for Sale(2)   Offering(2)
----------------------- -------------- ------------- --------------- -----------
Michael Iaverone          303,000 (3)       5.9%            303,000       0
Belza Development Corp.   200,000           3.9%            200,000       0
Howard Green              400,000           7.7%            400,000       0
Gary Miller               180,000           3.5%            180,000       0
New Rainbow                50,000           1.0%             50,000       0
Henry Corrao              103,000 (4)       2.0%            103,000       0
J.P. Turner & Co., LLC    150,000 (5)       2.5%            150,000       0
Patton Boggs              100,000 (6)       1.9%            100,000       0
Scott Garshell            100,000           1.9%            100,000       0
Leonard Nieves            100,000           1.9%            100,000       0
Pinnacle Investment        35,000 (7)       0.7%             35,000       0
   Partners, L.P.
--------------------------------------------------------------------------------

(1) Except as otherwise indicated, the number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Each selling shareholder has sole voting power and investment power with respect to all shares listed as owned by that selling shareholder.

(2) We do not known when or in what amounts the selling shareholders will offer shares for sale, if at all. The selling shareholders may sell any or all of the shares included in and offered by this prospectus. Because the selling shareholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares included in and covered by this prospectus will be held by the selling

(3) Includes warrants exercisable into 103,000 shares of common stock at $1.00 per share.

(4) Represents a warrant exercisable into 103,000 shares of common stock at $1.00 per share.

(5) Represents a warrant exercisable into 150,000 shares of common stock at $1.25 per share.

(6) Represents a warrant exercisable into 100,000 shares of common stock at $2.00 per share.

(7) An additional 770,000 shares have been pledged as security for our obligations under a promissory note and have been placed in escrow with the selling shareholder's attorney and are deemed unissued and not outstanding.

(8) Calculated based on 5,177,211 shares outstanding.




                              PLAN OF DISTRIBUTION

         Shares of our common stock are traded currently on the Nasdaq SmallCap Market under the symbol "TCGI."

         This prospectus, as appropriately amended or supplemented, may be used from time to time by the selling shareholders, or by their pledgees, donees, transferees or other successors in interest, who have received shares and who wish to offer and sell such shares in the public marketplace. We will receive none of the proceeds from any such sales. The selling shareholders have advised us that, prior to the date of this prospectus they have not made any agreement or arrangement with any underwriter, broker or dealer regarding the distribution and resale of the shares. If we are notified by the selling shareholders that any material arrangement has been entered into with an underwriter for the sale of the shares, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate: (i) the name of the participating underwriter; (ii) the number of the shares involved; (iii) the price at which such shares are sold, the commissions paid or discounts or concessions allowed to such underwriter; and (iv) other facts material to the transaction.

         We anticipate that the selling shareholders will sell the shares covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the sellers, or through broker-dealers acting as principals, who may resell the shares through the Nasdaq SmallCap Market or through private sales or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling shareholders may effect such transactions by selling its shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling shareholders and/or the purchaser of the shares for whom such broker-dealer may act as agent (which compensation may be in excess of customary commissions.) The selling shareholders and any broker-dealer that participates with the selling shareholders in the distribution of the shares may be deemed to be an underwriter and commissions received by them and any profit on the resale of the shares positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may qualify thereunder rather than pursuant to this prospectus.

         Sales of the shares on the Nasdaq SmallCap Market may be made by means of a variety of methods, including without limitation, the following: (i) a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transactions; (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (iv) face-to-face or other direct transactions between the selling shareholder and purchasers without a broker or other intermediary. In effecting sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate.

         The selling shareholders are not restricted as to the price or prices at which they may sell the shares. sales of the shares at less than market price may depress the market price of our common stock. Moreover, the selling shareholders are not restricted as to the number of shares which may be sold at any one time and the selling shareholder is permitted to buy, from time to time, an unlimited number of additional shares of common stock in open market transactions or otherwise.

         We will pay all of the expenses incident to the offer and sale of the shares to the public by the selling shareholders other than commissions and discounts of underwriters, dealers or agents. There can be no assurance that the selling shareholders will sell any or all of the shares offered by them hereunder.

                                LEGAL PROCEEDINGS

         There are currently no material legal proceedings or actions pending by or against us or any of our subsidiaries.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information with respect to each person who serves as one of our executive officers or directors and their ages as of the date of this prospectus:

Name                            Age                 Position
----------------------------- ------- ------------------------------------------
Scott G. Halperin                41        Director, President & Chief
                                           Executive Officer
----------------------------- ------- ------------------------------------------
Bernard F. Lillis, Jr. CPA       59        Director, Chief Administrative
                                           Officer, Chief Financial officer and
                                           Treasurer
----------------------------- ------- ------------------------------------------
Joseph M. Greene                 60        Director
----------------------------- ------- ------------------------------------------
Alan Rubin                       34        Director
----------------------------- ------- ------------------------------------------
Harry J. Friedberg, Esq.         65        Director
----------------------------- ------- ------------------------------------------
Joseph Riemer, PhD.              54        President of Classica Microwave
                                           Technologies, Inc.
--------------------------------------------------------------------------------

         Each director will hold office until the next annual meeting of shareholders or until his successor has been elected and qualified. Our officers are elected by our board of directors and serve at the board's discretion.

         Scott G. Halperin has served as chairman of our board of directors since July 1, 1997 and as chief executive officer since August 1, 1994. He also served as treasurer from May 1994 through June 30, 1997. Prior to joining us, he was president and a principal of Agama, Inc., a company involved in mergers and acquisitions from 1993 to 1997. Earlier in his career, Mr. Halperin worked for ABIC International Consultants, Inc., a food technology consulting company, from May 1982 to September 1982 where he was involved in product development and analytical testing of food products. Mr. Halperin is a member of our Audit Committee.

         Bernard F. Lillis, Jr., CPA has been one of our directors and our treasurer since July 1, 1997. He served as our chief operating officer from July 1, 1997 through November, 2001 and as our chief administrative officer since November, 2001. He has been our chief financial officer since April 15, 1996. Prior to joining us, he served as chief financial officer of several companies, as Deputy City Manager for Finance of Rochester, New York from 1969 to 1996 and on the audit staff of Deloitte & Touche, certified public accountants from 1964 to 1969. Mr. Lillis is a certified public accountant.

         Joseph M. Greene has been one of our directors since February 23, 1998. He served as acting chief operating officer of Marx Toys, Inc., from January 2001 through May 2002. He is the founder and has been the chief executive officer of Advanced Trading concepts since January, 1990, a sales agency for various fully tariffed switch and network based domestic and international carriers of telephone services. Mr. Greene is a member of the Audit Committee and the Compensation Committee of the board of directors.

         Alan Rubin has been one of our directors since January 28, 2000. Since 2000 he has been a partner of Targeted Financial Services, a registered investment advisor. Prior to 2000, he was partner of Nalven, Paredes, Payne & Rubin, a registered investment advisor from March, 1998 to July, 2000. Mr. Rubin is a member of the Audit Committee and the Compensation Committee of the board of directors.

         Harry J. Friedberg, Esq. has been one of our directors since March 2, 1998. He has been engaged in the private practice of law since 1963.

         Joseph Riemer, Ph. D. was appointed Vice President - Corporate Development of Classica Microwave Technologies, Inc. in November 2001 and President in June 2002. Prior to 2001, he was a director of global operations development for Pfizer in the Adams Confectionary Division from 1998 to 2001 and he was the director, Adams R&D Process Development and Operations for Pfizer from 1998 to 1993. From 1991 to 1993, he was the manager of R&D in the Food and Consumer Products Group for CRS Sirrine Engineers, Inc. He was the General Manager and Founder of R.J. Foods, Ltd., a consulting firm in the field of food technology, engineering and management. From 1988 to 1990. He holds a BS in Food Engineering and Biotechnology from Technion, Israel and a Ph.D. in Food Science and Technology from Massachusetts Institute of Technology.

         None of our directors holds directorships in any other public company. There are no family or other personal or business relationships between or among our directors, key employees, any control persons or the investors purchasing the shares covered by this filing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of June 16, 2003, regarding the ownership of our common stock by each director and each of our current executive officers, each person known to us to beneficially own 5% or more of common stock, and all our directors and executive officers as a group. Except as indicated, all persons named as beneficial owners of common stock have sole voting and investment power with respect to the shares indicated as beneficially owned by them. Except as otherwise indicated, all persons named have an address at c/o The Classica Group, Inc., 2400 Main Street, Suite 12, Sayreville, New Jersey 08872.

--------------------------------------------------------------------------------
Name of Beneficial Owner (A)             Number of Shares       Percentage
                                                             Of Outstanding (H)
--------------------------------------------------------------------------------
Scott G. Halperin                            729,150 (B)          13.30%
--------------------------------------------------------------------------------
Bernard F. Lillis, Jr.                       548,950 (C)          10.10%
--------------------------------------------------------------------------------
Joseph M. Greene                              45,500 (D)           0.90%
--------------------------------------------------------------------------------
Harry J. Friedberg                            60,667 (E)           1.20%
--------------------------------------------------------------------------------
Alan Rubin                                    55,100 (F)           1.10%
--------------------------------------------------------------------------------
Joseph Riemer                                 27,257 (G)           0.50%
--------------------------------------------------------------------------------
All directors and executive officers
as a group                                 1,466,624              24.90%
--------------------------------------------------------------------------------
Michael Iaverone                             303,000               5.90%
--------------------------------------------------------------------------------
Howard Green                                 400,000               7.70%
--------------------------------------------------------------------------------

(A) All information with respect to beneficial ownership of the shares is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided by such beneficial owners to us. Shares include stock options and warrants exercisable within 60 days.

(B) Includes options to purchase 199,111 shares at $1.25 per share and 125,000 shares at $ 0.99 held by Mr. Halperin.

(C) Includes options to purchase 158,778 shares at $1.25 per share and 100,000 shares at $ 0.99 held by Mr. Lillis.

(D) Includes options to purchase 20,500 shares at $1.25 per share and 25,000 shares at $0.99 held by Mr. Greene.

(E) Includes options to purchase 23,000 shares at $1.25 per share and 15,000 shares at $ 0.99 held by Mr. Friedberg.

(F) Includes options to purchase 10,000 shares at $1.25 per share and 25,000 shares at $ 0.99 held by Mr. Rubin.

(G) Includes options to purchase 22,857 shares at $ 1.75 per share held by Dr. Riemer.

(H) For each beneficial owner, the "Percentage of Outstanding" equals each owner's actual holdings of shares plus shares represented by unexercised options and warrants held, divided by total shares outstanding of our company on June 16, 2003, of 5,177,211 plus the above-referenced unexercised options and warrants of the referenced holder only. In other words, individual percentages of the listed holders will not add to the group total because the calculations are made separately for each holder.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.001 per share. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by shareholders. A majority vote of the outstanding shares present at a shareholders meeting is required for actions to be taken by shareholders. Directors are elected by a majority vote. The holders of our common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the voting power of our shares voting for the election of directors can elect all of the directors if they choose to do so. our common stock bears no preemptive rights, and is not subject to redemption, sinking fund or conversion provisions. Holders of our common stock are entitled to receive dividends out of funds legally available if, and when, declared by our board of directors and to participate pro rata in any distribution of assets available for distribution upon the liquidation of our company. Any dividends declared with respect to shares of common stock will be paid pro rata in accordance with the number of shares of common stock held by each shareholder.

         Holders of our preferred stock have no voting rights but are entitled to a priority of payment in the amount of the original subscription price paid for each preferred share ($16,667 to $25,000), plus a proportionate amount, as defined, on any remaining excess proceeds if there is, among other matters, a sale of all or substantially all of our shares or assets. The holders of our preferred stock are not entitled to specific dividends; however, should we declare any dividends on our shares of common stock, the holders of our preferred stock will be entitled to receive dividends as if they had converted to common shares immediately prior to the dividend declaration. The holders of the preferred shares may convert, at their option, at any time, all or part of their shares into common shares. Each outstanding preferred share is convertible into one share of our common stock, subject to certain adjustments as defined in our Amended certificate of incorporation.

         As of June 10, 2003, there were 16.5 preferred shares issued and outstanding, all of which are convertible into common shares at the holder's option. We have reserved, in the aggregate, 17 shares of our common stock for possible future issuance to holders of our preferred stock in the event they choose to convert their stock into shares of our common stock.

             DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION
                          FOR SECURITIES ACT LIABILITY

         We indemnify our directors and executive officers to the fullest extent permitted by the laws of the state of New York (our state of incorporation) or any other relevant jurisdiction that may afford the greatest protection to the director or executive officer, against all costs, charges and expenses, including, without limitation, amounts paid in settlement or upon judgment in connection with any action, suit or proceeding to which the individual may be a party by reason of being or having been a directors, officers, employees or representatives or of any of our subsidiaries except that the individual's indemnity shall not extend to fraud, criminal misconduct, embezzlement or gross negligence committed by the individual.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There are no family or other personal or business relationships between or among our directors, key employees, any control persons or the investors purchasing the shares covered by this filing.

                             DESCRIPTION OF BUSINESS

         Organization within last five years.

         We were incorporated as Saratoga Brands, Inc., a New York corporation, on June 12, 1987. We changed our name to The Classica Group, Inc. on August 27, 1999. From approximately 1987 through September 30, 1993, we manufactured and distributed potato and vegetable chips and distributed other snack food products. On September 30, 1994 we discontinued our snack food business.

         On August 26, 1994, we entered the specialty cheese industry, through the acquisition of Cucina Classica Italiana, Inc., a company located in Lakewood, New Jersey, which was engaged in the production, importation and distribution of premium cheeses and Italian foods.

         On December 30, 1994, we acquired JR's Delis, Inc., a Rhode Island based catering and distribution business that distributed sandwiches and deli products to convenience stores and retail outlets in Rhode Island, Massachusetts and Connecticut.

         On April 29, 1996, effective January 1, 1996, we acquired Deli King, Inc., a food processor, distributor and mobile catering business serving Rhode island, eastern Connecticut and southeastern Massachusetts. Deli King, Inc. was integrated with JR's Delis, Inc. and both operated out of Deli's facility in West Warwick, Rhode Island. On October 7, 1999, we effected a one-for-five reverse stock split.

         At the end of 2000, we adopted a formal plan to discontinue effective March 9, 2001 our mobile catering business. Effective March 9, 2001, we discontinued our mobile catering business, which had sustained substantial losses since we acquired it, and which despite our efforts, continued to be unprofitable. On March 11, 2002 a petition for Liquidation under chapter VII of the Federal Bankruptcy Act was filed in the Federal Bankruptcy Court for the District of New Jersey.

         In November, 2001, we were the subject of a Cease and Desist Order from the SEC in connection with two of our press releases. The SEC issued the order because it believed we failed to comply with Exchange Act by omitting material information in the press releases. We have fully complied with the Cease and Desist Order and believe that we have not committed or caused any violation of the Exchange Act.

         Effective October 2, 2000, we acquired a testing laboratory and several patents for the microwave heat processing process business from OMAC Research, Ltd., or OMAC. The equipment and processes to which the patents relate can be used for pasteurization, sterilization, drying, and sanitizing in the food and pharmaceutical industries. OMAC had previously sold and installed 200 microwave heat processing systems worldwide. OMAC ceased operations and its business was dormant until 2000, when we purchased the equipment and patents. Since commencing operations, we have sold two microwave heat processing systems, a pasteurization system and a laboratory system, each of which is currently operating in Italy. Going forward, our focus will be exclusively on the microwave heat processing equipment business, and revenue from this business will be our sole source of revenue.

         Effective December 31, 2002 we sold the assets of Cucina Classica Italiana, Inc., the specialty cheese and Italian food products segment of our business, to concentrate entirely on the microwave technology segment of our business going forward. In 2001 and 2002, 99% of our revenue was from Cucina Classica Italiana, Inc.

         Our newest business and our sole focus going forward is Classica Microwave Technologies, Inc. We formed this subsidiary in the first quarter of 2000 to provide solutions to serious bacterial problems facing the food industry. In addition, Classica Microwave provides innovative microwave based heat processing systems designed to maximize productivity while reducing operating costs in food processing. We have engaged the inventor of the process and one of the leading European authorities in the field of microwave technology as our Chief Technical Officer. Utilizing this technology along with his proprietary knowledge of the application of the technology has enabled us to enter the high tech food processing industry without many of the costs associated with research and development. In October 2000 we purchased four US patents, one Canadian patent, and several European patents, and a Research & Development laboratory in Italy. We have patents pending and will file for specific patents in conjunction with specific applications of the technology as they are developed. We hold four United States patents and numerous foreign patents for the microwave heat processing systems technology, which we purchased in October 2000. We have also applied for additional patents, and are developing technology for which we anticipate applying for patents in the future. The patents we hold have effective lives of from 10 to 19 years. This technology will provide us various opportunities for revenue generation including system sales, assisting clients with products development, and joint ventures with users of the system.

         We installed and began operation of our United States research and development laboratory system at our Lakewood, New Jersey facility in early May of 2000 and have since moved our facilities to Sayreville, New Jersey. This system has the ability to develop and test food products for companies looking to ensure the bacterial integrity of their products. It serves as a sales tool in presenting our systems to potential buyers as a demonstration model, We have used it to provide demonstrations to potential clients on numerous occasions and intend to use it in that capacity on an on-going basis. In addition to pasteurization and sterilization, our engineer has been successful in designing a microwave system capable of drying various food products. We anticipate installing a second laboratory system in the United States utilizing this drying process early in 2004.

         We design and, through third parties, build microwave heat processing systems capable of pasteurization, sterilization, sanitizing, and drying in the food and pharmaceutical industries. The manufacture and assembly of the machines is supervised by our chief technology officer. Each machine is custom designed to meet an individual customer's needs with regard to that customer's requirements as to packaging and products.

         We have begun to market this technology to customers outside of Europe and Japan, where the technology is already in use, and intend to generate revenue from both the sale of the microwave heat processing systems and the sales of technical services. In order to facilitate sales of our microwave systems we have undertaken a major campaign of communications and education among future users, government regulatory agencies and food industry professionals. The objectives of our campaign are to introduce our company and the benefits of our microwave technology systems to future potential users around the globe and gain a high level of recognition and acceptance for our technology. Concurrent with our communications and education campaign, we have begun to establish a direct sales force in the United States and a network of exclusive agents worldwide who are working to identify, negotiate, and sell our equipment around the world.

         Our second potential source of revenue is from the sales of our technical services. We provide our customers with access to are laboratories in the United States and Italy, for the purpose of developing and customizing new processing applications for our technology. We provide some of the technical services to clients free of charge as part of our marketing efforts, however, our more comprehensive research and development services are provided to our clients for an additional fee. We use our laboratories and technical staff to continuously improve our current systems and develop next generation systems.

         Beyond our efforts to sell our systems to food manufacturers, we are also marketing ourselves and our capabilities through partnerships with engineering design companies and with manufacturers of complimentary equipment so that our customers are provided with comprehensive, ready-to-use systems when they purchase our equipment.

         We anticipate generating revenues from the sale of microwave based processing systems for pasteurization, sterilization, sanitizing and drying of food products, and by providing development services to new and existing clients.

         Prior to our purchase of the equipment and patents for the microwave heat processing systems technology, several million dollars were spent on their development and design. We anticipate that in the future and as the need arises, we will update and develop the systems. In addition, as potential customers test our equipment prior to purchase, they may require that certain research be done to determine whether the equipment is suitable for their products. A significant portion of any monies we will spend on research for those purposes will be borne by the potential customers. We do expect, however, that we will provide certain research free of charge as a marketing tool. In addition, we have performed some research and testing for potential customers for a fee, which has been only a minor portion of our revenues, and which we do not anticipate will become a significant portion of our revenues. For the foreseeable future, however, we do not intend to allocate significant resources to research or development.

         We are currently developing our products and do not have principal suppliers. We have previously used two suppliers for the raw materials used in the manufacturing of our products and we are currently seeking new suppliers.

         We recently executed a lease for a new facility in Sayreville, New Jersey and moved our operations into those premises in February 2003. The facility houses our corporate headquarters and Classica Microwave Technologies, Inc.'s world headquarters, state of the art research and development laboratory and North American sales and marketing center.

         Our Business:  Classica Microwave Technologies.

         We, together with our wholly-owned subsidiaries, Classica Microwave Technologies, Inc. and C.G.T.I. - Classica Group Technologies Italia, S.r.l. provide safe foods solutions through our automated microwave heat processing systems. Our technologically advanced design of post-packaging processing extends refrigerated shelf life through pasteurization and permits non-refrigerated shelf life through sterilization without the use of any chemical additives. The system is designed to promote food safety while reducing overall operating costs, inventory storage and delivery costs without sacrificing productivity or food quality. Professor Giuseppe Ruozi, the key developer of the process and one of the leading European experts in the field of microwave technology as it applies to the food industry is under contract with us as Classica Microwave Technologies' Chief Technology Officer. The use of microwave technology in concert with the proprietary knowledge acquired over years of research and development by Professor Ruozi gives us a strong position in the growing field of new and innovative processing technologies for the food industry. As important, the latter can be achieved without the research and development costs and the time necessary to integrate the technology with the system design.

         Effective October 2, 2000, we acquired a testing laboratory and several patents for the microwave heat processing process business from OMAC Research, Ltd., or OMAC. The equipment and processes to which the patents relate can be used for pasteurization, sterilization, drying, and sanitizing in the food and pharmaceutical industries. OMAC had previously sold and installed approximately 200 microwave heat processing systems worldwide. OMAC ceased operations and its business was dormant until 2000, when we purchased the equipment and patents. We entered into an Acquisition Agreement with OMAC Research, Ltd on October 2, 2000 that provided us with the microwave heat processing technology. Prior to entering into this agreement we did not have a pre-existing affiliation with OMAC. Under the Acquisition Agreement we purchased certain of OMAC's assets, specifically including a testing lab in Scandiano, Italy, five United States patents and all of the European patents owned by OMAC for a purchase price of $2,390,690. In exchange for our acquisition of the assets, we delivered the purchase price in the form of 301,094 shares of our common stock which had a closing stock price on the last trading day prior to the closing of the transaction $7.94 per share. The transaction closed on the date of the agreement. The agreement provided that OMAC shall indemnify us against any loss, damage or expense, including reasonable attorneys' fees that we may incur from OMAC's breach of the agreement or any representations, warranties or covenants made by OMAC in the agreement within two years from the date of the agreement. Under the agreement, we indemnified OMAC against any loss, damage or expense, including reasonable attorneys' fees incurred by OMAC because of our breach of the agreement or any breach of our representations, warranties or covenants in the agreement. We hope to generate revenues from two distinct sources. First, from the sale of microwave-based processing systems for pasteurization, sterilization, sanitizing and drying of food products, and, second, from the sale of technical services. We will provide potential clients with access to our laboratories in the United States and Italy for the purpose of developing and customizing new processing applications. Comprehensive research and development services will be marketed and offered to clients for fees. Beyond the efforts to sell systems to food manufacturers, we will market ourself and our capabilities through partnerships with engineering design companies and manufacturers of complimentary equipment to provide future clients with "Total Delivered Solutions."

         Products.

         We design and build microwave heat processing systems capable of validated pasteurization, sterilization, sanitizing, and drying for our clients in the food, pharmaceutical and other industries. The underlying technology developed for these systems and its inherent flexibility is applicable also to satisfy custom designed needs in many other industries.

o Pasteurization Systems - Based on the specific features and production requirements of a customer's product, including the ingredients, packaging materials, package size and shape, initial bacterial load, and sensitivity to heat and pressure, a design platform is selected and further customized to meet the unique requirements of the product. The systems are available with production capacities that range from 100 pounds per hour for a laboratory model to 4,000 pounds per hour for an industrial scale unit. Our line of pasteurization systems is suitable for, among other things, processing ready meals, bread and other bakery products, sauces and dips, fresh and precooked pasta, and precooked meat and vegetables.

         Based on the specific features and production requirements of a customer's product (e.g. ingredients, packaging materials, package size and shape, initial bacterial load, sensitivity to heat and pressure, etc.), a design platform is selected and further customized to meet the unique requirements of the product. These systems are available with production capacities that range from 100 pounds per hour for a laboratory mode to 4,000 pounds per hour for an industrial scale unit.

o Sterilization Systems - our Classica Microwave Technologies' line of continuous sterilization systems are among the only microwave processing systems currently commercially available worldwide that can provide food manufacturers with the capability of preparing validated, sterilized food products with 12 months shelf life at ambient temperature. our continuous sterilization systems work on ready meals, sauces, pre-cooked pasta, pre-cooked meat and vegetables.

         Based on the characteristics of a customer's product, a design platform is selected and customized to meet that product's unique requirements. The production capacity of these systems ranges, from 100 pounds per hour for a laboratory model to 5,000 pounds per hour for an industrial scale unit.

o Drying Systems - our Classica Microwave Technologies' line of drying systems includes a continuous design platform as well as a series of special rotary batch dryers. These dryers are currently being used for: fruits and vegetables; cookies and biscuits; cereals; spices; and specialty meat products.

         Based on the specific features and production requirements of the customer's product a design platform is selected and is further customized to meet the unique requirements of the product. variable design elements include "Hose Down" construction for easy cleaning including a self cleaning belt, vacuum and additional infrared heating.

         The production capacity of these systems ranges from 5 to 100 pounds per hour for a laboratory model to 10,000 pounds per hour for an industrial scale unit.

o Sanitizing Systems - our Classica Microwave Technologies' line of sanitizing systems uses a continuous design platform as well as a series of special rotary drum batch designs. These systems are currently being used for spices, herbs, grains, flours and rice.

         Based on the characteristics of a customer's product (mainly sensitivity to heat, initial bacterial load and desired bacterial kill) a design platform is selected and further customized. The production capacity of these systems ranges from 100 pounds per hour for a laboratory model, and up to 10,000 pounds per hour for an industrial scale unit.

o Miscellaneous systems - Although the majority of the systems have been designed for the food industry, the technology developed for those applications has also been made available to custom processes in other industries, including drying of ceramics, paper and wood products, vulcanization of rubber and sterilization of pharmaceutical products and medical waste.

Cucina Classica Italiana, Inc.

Until December 31, 2002, when we sold its assets, our Cucina Classica subsidiary produced specialty Italian-style cheeses and Greek-style Feta and was a major importer of Italian specialty cheeses, and Prosciutto di Parma (Italian ham), distributing the products nationally. our customers were other importers and large distributors who sell to smaller distributors and retail accounts. 65% of our sales were to food service and other businesses in the leisure industry. Due to the sale of all of our assets of Cucina Classica Italiana, Inc., we do not have any continuing customers that account for 10% or more of our current sales.

         Competitive Position

         Classica Microwave Technologies.

Currently, the market for industrial microwave heat processing systems is a small niche in the larger area of industrial heat processing systems. We are focusing our efforts on higher value-added applications that require uniform heat distribution.

         The competition can be divided into 3 groups:

         A........Although there are many manufacturers of microwave systems worldwide, we believe that we do not currently face significant competition in our area. This is primarily because many manufacturers of microwave systems for the food industry use systems that employ a continuous tunnel with a small number of high-power microwave generators. The design of these systems is limited in its ability to generate uniform heat distribution within the product, and, accordingly, is useful only in applications where heat uniformity is less important. As our share of the market grows, we anticipate that many of the market leaders of conventional heat processing systems will develop and/or acquire the ability to build and market new systems that will compete with our systems. In addition, there are a few small companies, each of which employs individuals who were employed and trained by OMAC, that therefore have the knowledge to design and build systems that would compete with our systems. Existing manufacturers have developed expertise and a good reputation in, among other applications, frozen food tempering, bacon cooking and pasta drying. Our competitors' system designs are similar to each other and employ a continuous tunnel with a small number of high-power microwave generators. Their design is limited in its capability to generate uniform heat distribution within the product, and, accordingly, is useful only in applications where heat uniformity is less important. We do not intend to compete in the areas for which these applications are designed, but are focusing our efforts on higher value-added applications that necessitate the uniform heat distribution that only our systems are capable of providing at the present time.

         B........It is our understanding that the market leaders of conventional heat processing systems currently lack the proprietary know-how to readily manufacture equipment that is capable of competing with our products. However, it is reasonable to assume that they will develop or acquire the capability to build and market new systems that will compete with us.

         C........The last group of competitors consists of a few small companies whose technical knowledge enables them to design and build competing systems. We believe these companies lack research and development capabilities and have limited financial and marketing resources.

Human Resources

         Currently, we employ 12 full-time employees.

Transfer Agent

Our transfer agent is Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite 100, Plano, TX 75093.

Product Line Exclusivity License & Trademark Agreements

         We own four United States patents, and one Canadian patent. In addition, in October 2000 we purchased numerous foreign patents also relating to the microwave technology business (which are currently under review by our Italian legal counsel). Those patents, together with patents we have applied for or currently have under development, provide us with exclusivity in production and marketing of our technology.

           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

         Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the consolidated audited and unaudited financial statements and related notes, which are contained herein. The historical results reflect operations that have been discontinued. In fiscal year 2002, we received approximately $35,000 in revenues from our new microwave technology business. In the first quarter of fiscal year 2003, we received approximately $5,736 in net revenues from our new microwave technology business.

Results of Operations for the three months ended March 31, 2003 and 2002.

         Net revenues. Net revenues for the three months ended March 31, 2003 were $5,736 compared with $4,361 in 2002, an increase of $1,375, or 31.5%. This increase is insignificant as the revenues in both years represent only incidental amounts related to the start-up of our microwave technology subsidiary.

         Gross Profit. We generated gross operating loss of ($12,852) or (224.1%) of net revenues for 2003 versus gross profit of $4,361 for 2002. This decrease is insignificant as the revenues in both years represent only incidental amounts related to the start-up of our microwave technology subsidiary. The cost of sales amounts reported in 2003 represent some fixed manufacturing - related expenses of our Italian operations as well as the direct costs related to the testing services performed in the quarter.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses were $520,820 in 2003 versus $262, 622 for 2002. This represents an increase of $258,198, all of which represents start-up costs of our microwave technology subsidiary. The infrastructure that is currently in place in 2003 was not completed during the first quarter of 2002. There were non-recurring moving and start-up expenses of approximately $36,200 that were incurred relating to the move from Lakewood to Sayreville.

         Loss from Continuing Operations. Loss from continuing operations for 2003 was $533,672 versus $258,261 for 2002. These amounts represent start-up costs of our microwave technologies subsidiary.

         Income Taxes. We reported no provision for Federal income taxes for the three month periods ended March 31, 2003 and 2002, as we had net losses for both years.

         Liquidity and Capital Resources. Our sources of capital include, but are not limited to, the issuance of public or private debt, bank borrowings, capital leases and the issuance of equity securities.

         At March 31, 2003, we had a net worth of $2,814,352 compared to $2,350,841 at March 31, 2002.

         We have limited requirements for capital expenditures in the immediate future, except for the start-up of microwave technologies subsidiary for which we may undertake additional private placements.

         We utilize capital leases for the acquisition of operating assets at our subsidiaries when appropriate. At March 31, 2003 we had no capital leases.

         Management believes that we will need additional working capital to meet the needs of our current level of operations.

         Seasonality. Our business is not subject to the effects of seasonality.





Results of Operations for the Years Ended December 31, 2002 and 2001.

         Net Revenues. Net revenues for the year ended December 31, 2002 were $37,451 compared with $38,382 in 2001, a decrease of $931, or 2.5%. This decrease is insignificant as the revenues in both years represent only incidental amounts related to the start-up of our microwave technology subsidiary.

         Gross Profit. We generated gross profit of $28,246 or 75.4% of net revenues for 2002 versus $38,382 for 2001. This decrease is insignificant as the revenues in both years represent only incidental amounts related to the start-up of our microwave technology subsidiary.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses were $1,311,412 in 2002 versus $552,285 for 2001. This represents an increase of $759,127, all of which represents start-up costs of our microwave technology subsidiary.

         Loss from Continuing Operations. Loss from continuing operations for 2002 was $1,283,166 versus $513,903 for 2001. These amounts represent start-up costs of our microwave technologies subsidiary.

         Income Taxes. We reported no provision for Federal income taxes for the years ended December 31, 2001 and 2002, as we had net losses for both years.

Liquidity and Capital Resources

         Our potential sources of capital resources include capital leases and the issuance of debt and/or equity securities. At December 31, 2002, we had a net worth of $3,436,329 compared to $2,225,443 at December 31, 2001. We use capital leases for the acquisition of operating assets of our subsidiaries when appropriate. We expect that we will issue additional shares of our common stock in a private placement within the next 12 months. In addition, we anticipate an increase in sales of our products by the end of fiscal year 2003. If we believe we need to, we will seek a line of credit from an institutional lender. We believe that we will need additional working capital to meet the requirements of our microwave technologies subsidiary.

Plan of Operation.

         More than 200 installations of microwave heat processing systems and technology have been undertaken in Europe and Japan. All but two of those installations were undertaken by OMAC and other entities. We have installed only two systems, one of which is in Switzerland and the second of which is in Italy. The system installed in Italy was developed for the rapid drying of candy coated fruit. This system has undergone minor changes at the installation site, and we believe it is now fully functional; however, we may be taking the system back to be later sold to another customer. Our systems and the technology are not well known outside Europe and Japan. Our plan is to continue to promote and market our systems in Europe and Japan, and to penetrate other markets. Our goal is to generate revenues from the sale of microwave heat processing systems and the sale of technical services.

         In order to facilitate sales of our microwave systems, we have undertaken a major campaign of communications and education among future users, government regulatory agencies and food industry professionals. We are seeking to introduce our company, our systems, and the benefits of our systems to potential users, so that we can obtain a high level of recognition and acceptance of our systems. Simultaneously with the communications and education campaign, we have begun to use both a direct sales force and an independent agent with regional offices and representation throughout the United States. In addition, we have relationships with a network of agents worldwide who will identify market and sell our equipment to customers.

         In addition to selling our microwave systems, we intend to provide technical services to customers. We have two laboratories, one at our Sayreville, New Jersey locations, and on in our Italy location. Our Sayreville locations is also equipped with a full commercial kitchen. We have provided potential clients with access to our laboratories in the USA and Italy so that we can work with them to develop and customize new microwave heat processing applications. Some of the technical services are, and will continue to be, provided free of charge as part of our marketing efforts. Other more comprehensive research and development services are marketed and will be offered to customers for fees.

         We hope to market our company and our capabilities to food and pharmaceutical manufacturers through many means, including through partnerships with engineering and design companies, and with manufacturers of complementary equipment. We believe that such partnerships would be beneficial to both our company and to our potential partner by enabling us to avoid duplication of marketing, and research and development costs, and by expanding the field of potential customers to whom our products would become known.

         We are a member of ten relevant trade associations, through which we promote recognition of the microwave technology in general, and our unique systems in particular. Members of our staff have made presentations at various trade association meetings and seminars to acquaint the members with our unique systems.

         At the present time, the design and construction of the systems is carried out in Italy by our subsidiary C.G.T.I. and third parties. We are evaluating additional manufacturing capabilities in the USA, so as to be prepared for domestic construction of our systems as our sales volumes increase.

                             DESCRIPTION OF PROPERTY

         We currently lease a 10,400 square feet facility at 2400 Main Street in Sayreville, New Jersey. Approximately 7,900 square feet serves as our office and laboratory space, and 2,500 square feel serves as our warehouse. Our basis rent is $9,533.33 per month, or $114,400 annually. The lease runs until March 31, 2008 and has a provision for renewal for an additional five-year term. This facility serves as our headquarters.

         In addition, C.G.T.I. Classica Group Technologies Italia, S.r.l. leases a 3,768 square foot facility at Via Nagy 7, 42019 Pratissolo di Scandiano, Italy, of which approximately 2,700 square feet serves as office space, with the balance serving as a research and development laboratory. The basic rent is 1,807.6 Euro per month (approximately $1,550) or 21,691.2 Euro per year (approximately $19,000). At the end of each year, the basic rent is adjusted to reflect changes in the Italian price indices. The lease was entered into on December 15, 2001, and continues for a period of four years.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common shares are traded on the NASDAQ SmallCap Market under the symbol "TCGI". The following table sets forth the range of high and low bid quotations for the common stock for the period indicated, as reported by NASDAQ. The quotations are inter-dealer prices in the over-the-counter market without retail mark-ups, markdowns or commissions, and may not represent actual transactions.

------------------------------------ ------------------------------ ----------------------------- -------------------------------
                                           2003 Common shares             2002 Common Shares            2001 Common Shares
                                     ------------------------------ ----------------------------- -------------------------------
       Period                               High           Low             High           Low            High            Low
------------------------------------ -------------- --------------- -------------- -------------- --------------- ---------------
January 1 - March 31                 1.6500         0.5600          2.3400         1.1300         2.6670          1.1670
------------------------------------ -------------- --------------- -------------- -------------- --------------- ---------------
April 1 - June 30                    N/A            N/A             2.2600         1.2000         4.6670          1.8570
------------------------------------ -------------- --------------- -------------- -------------- --------------- ---------------
July 1 - September 30                N/A            N/A             1.7400         0.6000         4.6000          2.5600
------------------------------------ -------------- --------------- -------------- -------------- --------------- ---------------
October 1 - December 31              N/A            N/A             1.4900         0.8000         5.2500          1.3400
------------------------------------ -------------- --------------- -------------- -------------- --------------- ---------------

         As of May 31, 2003, there were approximately 240 holders of record of our common stock. We have not paid a cash dividend on our common stock since our inception. We expect that for the foreseeable future, any earnings will be retained for use in the business or other corporate purposes, and it is not expected that cash or share dividends will be paid. However, there are currently no restrictions on the payment of dividends, either by contract or regulation.

Securities Authorized For Issuance Under Equity Compensation Plans

       The following table provides information as of May 31, 2003 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

                                     Number of Securities To    Weighted-Average Exercise         Number of Securities
                                                                                                Remaining Available for
                                         Be Issued Upon                                          Future Issuance Under
                                            Exercise                                                     Equity
                                         Of Outstanding            Price of Outstanding            Compensation Plans
                                            Options,                     Options,                (Excluding Securities
                                       Warrants and Rights         Warrants and Rights          Reflected in Column (a))
                                     ------------------------  -----------------------------  -----------------------------
          Plan Category                        (a)                         (b)                            (c)
Equity Compensation Plans
   Approved by Security Holders              1,610,679                    $1.15                          10,794
Equity Compensation Plans Not
   Approved by Security Holders                479,333                   $ 1.66                               0
                                     --------------------------------------------------------------------------------------
Total                                       2,090,012                     $1.27                          10,794
                                     ======================================================================================

                             EXECUTIVE COMPENSATION

         The following table sets forth, for each of the last three fiscal years, cash and certain other compensation paid or accrued by us for our chief executive officer and chief administrative and financial officer, and the president of our subsidiaries, Cucina Classica Italiana, Inc. and Classica Microwave Technologies, Inc. There are no other executive officers who earned at least $100,000 for any of the last three fiscal years.

                                                           Summary Compensation Table

         Annual Compensation ($)                                                          Long-Term Compensation ($)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Long-Term
Name    and     Principal                                                Restricted    Securities     Incentive
Position                                                   Other Annual     Stock      underlying       Plan          All other
                           Year     Salary      Bonus      Compensation    Awards       Options        Payouts     Compensation ($)
-------------------------- -------- ---------- -------- ----------------- ----------- -------------- ------------ -----------------
Scott G.  Halperin         2002     190,008       0          12,990*          0*        377,526            0               0
Chairman of the Board;     2001     190,008       0          12,322           0               0            0               0
Chief Executive Officer;   2000     190,008       0          10,778           0               0            0               0
-----------------------------------------------------------------------------------------------------------------------------------
Bernard F.  Lillis, Jr.    2002     160,006       0           9,009*          0         302,021            0               0
Chief Administrative       2001     160,006       0           8,226           0               0            0               0
Officer;                   2000     160,006       0           7,482           0               0            0               0
Chief Financial Officer
-----------------------------------------------------------------------------------------------------------------------------------
Robert Castellano,         2002     114,880       0          12,990*          0          25,000            0               0
President Cucina           2001     106,345       0          12,322           0          25,000            0               0
Classica Italiana          2000     106,033       0          10,778           0_              0            0               0
(Resigned December 27,
2002)
-----------------------------------------------------------------------------------------------------------------------------------
Joseph Riemer              2002       69,231   0          8,660*            0                     189,783       0              0
President, Classica
Microwave Technologies,
Inc.
-----------------------------------------------------------------------------------------------------------------------------------
* Represents payment of health insurance premiums.

                            Long-Term Incentive Plans

         We have no long-term incentive plans other than our various stock option plans.

           Option Grants in Last Fiscal Year, Ending December 31, 2002
                                Individual Grants

Name                            Number of Securities       % of Total Options          Exercise            Expiration
                                Underlying Options         Granted to Employees        Or Base             Date
                                Granted                    In Fiscal Year              Price ($/sh)
Scott G. Halperin               377,526                    15.7%                       0.99                12/12/2012
Bernard F. Lillis, Jr.          302,021                    12.6%                       0.99                12/12/2012
Robert Castellano                 68,570                   2.9%                        1.75                05/31/2011
Joseph Riemer                   121,213                    5.0%                        0.99                10/31/2012

                       Aggregated Option Exercises in 2001
                       and December 31, 2001 Option Values

                                        Shares        Value
                                       Acquired      Realized             Number of
                                          On           ($)         Securities Underlying          Value of Unexercised
                                       Exercise                     Unexercised Options           In-the-Money Options
                                         (#)                      at Fiscal Year-End ($)       at Fiscal Year-End (#)(A)
                                     -------------  ----------  ----------------------------  -----------------------------
                Name                                            Exercisable   Unexercisable   Exercisable    Unexercisable
               --------              -------------  ----------  ------------  --------------  -------------  --------------
Scott G.  Halperin                   0              0             252,526        103,804         121,212         324,111
Bernard F.  Lillis, Jr.              0              0             158,778        202,021          82,931          96,970
Robert Castellano                    0              0              45,000              0               0               0
Joseph Riemer                        0              0              22,857        166,926               0          58,182

* Options are "in-the-money" if, on December 31, 2002, the market price of our common stock ($1.47) exceeds the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of our common stock covered by such options on December 31, 2002, and the aggregate price of such options.


Employment Agreements

Scott G. Halperin

         On August 1, 1997, (amended December 13, 2002) we entered into an employment agreement with Scott G. Halperin, which provides for an annual salary of $250,000 effective January 1, 2003. The agreement provides that Mr. Halperin shall serve as chairman of the board and our chief executive officer through July 31, 2005. Mr. Halperin's employment agreement may be renewed for successive three-year periods commencing on the termination date by mutual agreement. We may, however, terminate the agreement at the end of a term by giving written notice of non-renewal at least 180 days prior to the end of such term. Mr. Halperin's base compensation will be increased annually by 5% plus the increase in the cost of living annually. Additionally, on December 13, 2002 and annually thereafter on December 13th, Mr. Halperin will be given a stock option for no less than an amount of shares equal to his updated annual salary divided by the closing price of our common stock on the previous business day. These options will vest 1/3 one year from the date of granting of the option, and 1/3 each year thereafter on the 1st of January. As an inducement to accept the amendment of December 13, 2002 to his employment agreement Mr. Halperin was granted an option to purchase 125,000 shares of our common stock at the closing price on December 12, 2002 ($0.99 per share). In addition to his base salary, Mr. Halperin is entitled to receive additional incentive compensation during each fiscal year in an amount not less than two percent of the increase in our gross revenues during each year as compared to the prior year, commencing with the fiscal year ended December 31, 1996, and any other bonus our board of directors may award to Mr. Halperin. We will pay Mr. Halperin an automobile expense allowance in the amount of $12,000 per annum and will maintain at our expense a medical and dental plan that covers Mr. Halperin, his spouse and his minor children.

         We may terminate this agreement for cause, and Mr. Halperin may terminate it for good reason. Should the agreement be terminated without cause, however, Mr. Halperin will be paid his full base salary through the time notice of termination is given and a lump sum severance payment equal to the greater of
(i) the remaining compensation (including incentive compensation) payable to Mr. Halperin as though the employment agreement had been performed through July 31, 2005 or such later date to which the term of the employment has been extended or
(ii) the total compensation earned by Mr. Halperin during the one year period prior to the date of termination. Under such circumstances, Mr. Halperin is also entitled to receive all employee benefits until the later of (A) July 31, 2005 or such later date to which the term of the Employment Agreement has been extended or (B) one year from the date of termination. In addition, all stock awards and options theretofore awarded or granted to Mr. Halperin shall, to the fullest extent permitted by applicable law, immediately vest.

         The Employment Agreement prohibits Mr. Halperin from disclosing our confidential information or trade secrets during the term of his employment under the Employment Agreement and for 12 months thereafter. The Employment Agreement also prohibits Mr. Halperin from competing, during the period of his employment under the Employment Agreement and for 12 months thereafter, within any county (or adjacent county) in any state within the United States in which we are engaged in business during Mr. Halperin's employment by us. However, the restrictions on disclosure and competition do not apply if we terminate Mr. Halperin without cause or if Mr. Halperin terminates the Employment Agreement for good reason.

         The Employment Agreement also grants Mr. Halperin certain demand and "piggyback" registration rights with respect to the shares of common stock owned by him.

         Mr. Halperin waived cash compensation in excess of $190,000 for 1998, 1999, 2000, 2001 and 2002.

Bernard F. Lillis, Jr.

         On August 1, 1997, (amended December 13, 2002) we entered into an employment agreement with Bernard F. Lillis, Jr., which provides for an annual salary of $200,000 effective January 1, 2003. The agreement provides that Mr. Lillis shall serve as our Chief Financial Officer and Chief Administrative Officer through July 31, 2005. Mr. Lillis' employment agreement may be renewed successive three-year periods commencing on the termination date, by mutual agreement. We may, however, terminate the agreement at the end of a term by giving written notice of non-renewal not less than 180 days prior to end of such term. Mr. Lillis's base compensation will be increased annually by 5% plus the increase in the cost of living annually. Additionally, on December 13, 2002 and annually thereafter on December 13th, Mr. Lillis will be given a stock option for no less than an amount of shares equal to his updated annual salary divided by the closing price of our common stock on the previous business day. These options will vest 1/3 one year from the date of granting of the option, and 1/3 each year thereafter on the 1st of January. As an inducement to accept the amendment of December 13, 2002 to his employment agreement Mr. Lillis was granted an option to purchase 100,000 shares of our common stock at the closing price on December 12, 2002 ($0.99 per share). In addition to his base-salary, Mr. Lillis is entitled to receive additional incentive compensation during each fiscal year in an amount not less than two percent of the increase in our gross revenues during each such year as compared to the prior year, commencing with the fiscal year ended December 31, 1996, and any other bonus our board of directors may award to Mr. Lillis. We will pay Mr. Lillis an automobile expense allowance in the amount of $12,000 per annum and will maintain at our expense a medical and dental plan that covers Mr. Lillis, his spouse and his minor children.

         We may terminate Mr. Lillis for cause and Mr. Lillis may terminate the Employment Agreement for good reason or if his health should become impaired to an extent that makes the continued performance of his duties under the Employment Agreement hazardous to his physical or mental health.

         If we terminate the Employment Agreement we are required to pay to Mr. Lillis his full base salary through the time notice of termination is given and a lump sum payment equal to the greater of (i) the remaining compensation (including incentive compensation) payable to Mr. Lillis as though the Employment Agreement had been performed through July 31, 2005 or such later date to which the term of the employment has been extended and (ii) the total compensation earned by Mr. Lillis during the one ear period prior to the date of termination. Under such circumstances, Mr. Lillis is also entitled to receive all employee benefits until the later of (A) July 31, 2005 or such later date to which the term of the Employment Agreement has been extended or (B) one year from the date of termination. In addition, all stock awards and options theretofore awarded or granted to Mr. Lillis shall, to the fullest extent permitted by applicable law, immediately vest.

         The Employment Agreement prohibits Mr. Lillis from disclosing our confidential information or trade secrets during the term of his employment under the Employment Agreement and for 12 months thereafter. The Employment Agreement also prohibits Mr. Lillis from competing, during the period of his employment under the Employment Agreement and for 12 months thereafter, within any county (or adjacent county) in any state within the United States in which we are engaged in business during Mr. Lillis's employment by us. However, the restrictions on disclosure and competition do not apply if we terminate Mr. Lillis without cause or if Mr. Lillis terminates the Employment Agreement for good reason.

         The Employment Agreement also grants Mr. Lillis certain demand and "piggyback" registration rights with respect to the shares of common stock owned by him.

         Mr. Lillis waived cash compensation in excess of $160,000 for 1998, 1999, 2000, 2001, and 2002.

Joseph Reimer

         On June 1, 2002, we entered into a letter agreement with Dr. Joseph Riemer, which provides for an annual salary of $120,000, plus an initial grant of options to purchase 68,750 shares of our common stock at $1.75 per share, vesting one-third on each of November 1, 2002, 2003 and 2004. In addition, on November 1, 2002 and each year thereafter, Dr. Riemer's compensation will be reviewed and updated, and he is entitled to an annual stock option grant to purchase the number of shares equal to his updated annual salary divided by the closing price of our common stock the previous day. Those options will vest one-third one year from the date of granting and on-third each year thereafter on November 1.

         Under the terms of the letter agreement, Dr. Riemer is an at-will employee, and the letter agreement is not to be construed as a contract.

Giuseppe Ruozi

         On September 21, 1999, we entered into an agreement with Ing. Giuseppe Ruozi, which, at this time, provides for a monthly fee of $6,000.00, plus an initial grant of options to purchase 75,000 shares of our stock, which have vested. In addition, the agreement was initially for 3 years, but automatically renews for additional 1-year periods unless one of the parties notifies the other of his or its desire to not renew the agreement, at least 30 days prior to the expiration date of the term. Other than by expiration or termination by non-renewal, the agreement may only be terminated in the event of default by a party.

                                  LEGAL MATTERS

         The legality of the securities being offered by this prospectus hereby has been passed upon by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP, Woodbridge, New Jersey.

                                     EXPERTS

         The consolidated financial statements included in this prospectus have been so included in reliance on the report of Ehrenkrantz, Sterling & Co., LLC, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus, filed as part of such Registration statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to our company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the SEC at its principal office upon payment of prescribed fees. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the SEC.

                    THE CLASSICA GROUP, INC. AND SUBSIDIARIES
                                      INDEX



                              FINANCIAL STATEMENTS


Included in Part II


Independent Auditors' Report


Consolidated Balance Sheet at December 31, 2002


Consolidated Statements of Operations and Comprehensive Income for the Years
   Ended December 31, 2002 and 2001


Consolidated Statements of Cash Flows for the Years Ended December 31, 2002
   and 2001


Consolidated Statements of Changes in Stockholders' Equity for the Years Ended December 31, 2002 and 2001


Notes to Consolidated Financial Statements

                          INDEPENDENT AUDITORS' REPORT




Board of Directors
The Classica Group, Inc. and Subsidiaries
Sayreville, New Jersey 08872


We have audited the accompanying consolidated balance sheet of The Classica Group, Inc. and Subsidiaries (the "Company") as of December 31, 2002, and the related consolidated statements of operations and comprehensive income, cash flows and changes in stockholders' equity for the years ended December 31, 2002, and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2002, and the results of its consolidated operations and its cash flows for the years ended December 31, 2002, and 2001 in conformity with accounting principles generally accepted in the United States of America.


EHRENKRANTZ, STERLING & CO., LLC

Livingston, New Jersey
March 27, 2003

                    THE CLASSICA GROUP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheet
                                December 31, 2002




                                     ASSETS
                                     ------

CURRENT ASSETS:
         Cash                                                          $742,067

         Accounts receivable                                             14,433

         Receivable from sale of discontinued operation                 426,819

         Inventories                                                    297,562

         Prepaid expenses                                               101,486

         Assets relating to discontinued operations                     397,441
                                                                 ---------------

         TOTAL CURRENT ASSETS                                         1,979,808


Property and equipment, at cost, net                                    472,138

Intangible assets, net                                                1,422,967


Other assets                                                            123,423
                                                                 ---------------


         TOTAL   ASSETS                                              $3,998,336
                                                                 ===============


                 See notes to consolidated financial statements.

                    THE CLASSICA GROUP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheet
                                December 31, 2002


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


CURRENT LIABILITIES:

         Accounts payable                                             $ 106,122

         Accrued expenses                                                58,444

         Liabilities relating to discontinued operations                397,441
                                                                 ---------------

         TOTAL CURRENT LIABILITIES                                      562,007
                                                                 ---------------

TOTAL LIABILITIES                                                       562,007
                                                                 ---------------

         COMMITMENTS AND CONTINGENCIES                                       -

STOCKHOLDERS' EQUITY
---------------------------------------------------

         Preferred stock
         Class A participating convertible preferred shares, $1 par value, stated at liquidation value, authorized 200 shares of which 16.5
         shares are issued and outstanding.                             397,898

         Common stock
         $.001 par value, 25,000,000 shares authorized, 5,142,211
         issued and outstanding                                           5,142

         Additional paid-in-capital                                   5,756,166

         Accumulated deficit                                         (2,736,729)

         Accumulated other comprehensive income                          13,852
                                                                 ---------------

         TOTAL STOCKHOLDERS' EQUITY                                   3,436,329
                                                                 ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $3,998,336
                                                                 ===============


                 See notes to consolidated financial statements.

                    THE CLASSICA GROUP, INC. AND SUBSIDIARIES
         Consolidated Statements of Operations and Comprehensive Income

                                                                Years Ended
                                                                December 31,
                                                             2002         2001
                                                       -------------------------

Revenue                                                   $ 37,451     $ 38,382

Cost of sales                                                9,205           -
                                                       -------------------------

Gross profit                                                28,246       38,382

Selling, general and administrative expenses             1,311,412      552,285
                                                       -------------------------

Loss from continuing operations                         (1,283,166)    (513,903)
                                                       -------------------------

Discontinued operations
     Income (loss) from operations of business segments   (168,861)     115,032

     Gain (loss) from disposals of business segments       566,351     (728,494)
                                                       -------------------------

Income (loss) from discontinued operations                 397,490     (613,462)
                                                       -------------------------

Net loss before income taxes                              (885,676)  (1,127,365)

Other comprehensive income:

   Foreign currency translation,
     net of tax effect of $-0-                              13,852           -
                                                       -------------------------

Comprehensive income                                    $ (871,824)$ (1,127,365)
                                                       =========================

INCOME (LOSS) PER COMMON SHARE

BASIC & DILUTED

Loss  from continuing operations                          $ (0.38)      $ (0.24)

Income (loss) from discontinued operations                   0.12         (0.28)
                                                       -------------------------


NET LOSS                                                  $ (0.26)      $ (0.52)
                                                       =========================

Weighted average shares outstanding, basic and diluted  3,374,437     2,168,052


                 See notes to consolidated financial statements.

                    THE CLASSICA GROUP, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows

                                                               Years Ended
                                                               December 31,
                                                            2002         2001
                                                      --------------------------
Cash Flows from operating activities:
              Net loss                                 $ (885,676)  (1,127,365)
Adjustments to reconcile net loss to net cash
         used in operating activities:
              Net assets of discontinued operations             -      637,610
              Foreign currency adjustment                  13,852            -
              Depreciation                                 46,907      184,749
              Amortization                                103,489       68,974
Changes in operating assets and liabilities
              Accounts receivable                         (98,403)     337,824
              Inventories                                (297,562)     (11,255)
              Prepaid expenses and other current assets   (82,699)      95,351
              Other assets                               (122,924)     (13,067)
              Accounts payable and accrued expenses        91,034     (442,251)
                                                      --------------------------
              Net cash used in operating activities    (1,231,982)    (269,430)
                                                      --------------------------
Cash flows from investing activities:
              Purchase of property and equipment         (197,046)    (127,532)
              Costs of of obtaining import license              -      (39,285)
                                                      --------------------------
              Net cash used in investing activities      (197,046)    (166,817)
                                                      --------------------------
Cash flows from financing activities:
              Proceeds of long-term debt                        -       28,659
              Repayment of long-term debt                       -      (85,201)
              Proceeds from issuance of common stock    2,082,710      562,682
                                                      --------------------------
              Net cash provided by financing activities 2,082,710      506,140
                                                      --------------------------
Increase in cash                                          653,682       69,893
Cash at beginning of year                                  88,385       18,492
                                                      --------------------------

Cash at end of year                                     $ 742,067     $ 88,385
                                                      ==========================
Supplemental disclosure of cash flow information:
              Income taxes paid                                 -          240

                 See notes to consolidated financial statements.

                    THE CLASSICA GROUP, INC. AND SUBSIDIARIES
           Consolidated Statements of Changes in Stockholders' Equity
                     Years Ended December 31, 2002 and 2001

                                       CLASS "A" PARTICIPATING
                                        CONVERTIBLE PREFERRED
                                    ---------------------------
                                                     AMOUNT                                                    ACCUMULATED
                                                   STATED AT                          ADDITIONAL                  OTHER
                                                  LIQUIDATION     COMMON SHARES        PAID-IN    ACCUMULATED COMPREHENSIVE
                                       SHARES        VALUE      SHARES     AMOUNT      CAPITAL      DEFICIT      INCOME      TOTAL
                                    ------------------------------------------------------------------------------------------------
Balance at December 31, 2000            16.5      $ 397,898    1,812,213   $ 1,812  $ 3,114,104   $ (723,688)            $2,790,126

Options exercised                         -              -       701,219       701      561,981            -                562,682

Net loss                                  -              -             -         -            -   (1,127,365)            (1,127,365)
                                    ------------------------------------------------------------------------------------------------

Balance at December 31, 2001            16.5        397,898    2,513,432     2,513    3,676,085   (1,851,053)             2,225,443

Options exercised                         -              -     1,398,779     1,399    1,204,111            -              1,205,510

Issuance of Common Stock                  -              -     1,230,000     1,230      875,970            -                877,200

Foreign currency translation              -              -             -         -            -                   13,852     13,852

Net loss                                  -              -             -         -            -     (885,676)              (885,676)
                                    ------------------------------------------------------------------------------------------------

Balance at December 31, 2002            16.5      $ 397,898    5,142,211     $ 5,142 $5,756,166   $ (2,736,729) $ 13,852 $3,436,329
                                    ================================================================================================

                 See notes to consolidated financial statements.

                    THE CLASSICA GROUP, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS

         The Classica Group, Inc. ("the Company") and its wholly owned subsidiaries Classica Microwave Technologies, Inc. (United States) and CGTI Classica Group Technologies Italia, S.r.l. ("Classica Italy") (collectively "CMT") provide safe food solutions through its automated microwave processing systems. In addition, CMT's technologically advanced design of post packaging processing, extends refrigerated shelf life through pasteurization and permits non-refrigerated shelf life through sterilization without the use of any chemical additives. The system is designed to promote food safety while reducing overall operating costs, inventory storage and delivery costs without sacrificing productivity or food quality. Professor Giuseppe Ruozi, the key developer of the process and one of the leading European experts in the field of microwave technology as it applies to the food industry is under contract with CMT as its Chief Technology Officer. The use of microwave technology in concert with proprietary knowledge acquired over years of research and development by Professor Ruozi gives CMT a strong position in the growing field of new and innovative processing technologies for the food industry.

          CMT expects to generate revenues in two different areas. First, the company sells microwave based processing systems for pasteurization, sterilization, sanitizing and drying of food products. Second, the company intends to utilize its microwave application expertise to provide development services to new and existing clients.

         Microwave energy has long been used in the food industry for various applications such as cooking and defrosting. However, the inability of competing companies to control temperature uniformity prohibited its use as a method of insuring food safety. CMT's was designed to insure food safety through controlled temperature uniformity by using patented and proprietary microwave technology in concert with hot air under strict time and temperature guides on post packaged products. This technological advancement of guaranteed temperature uniformity using microwave energy as the heat source allows foods to be processed for consumer protection without affecting the taste and texture of the product. The process is controlled by a PLC. The design includes a self-monitoring program that alerts an operator to any system malfunction that could jeopardize the food safety of the product.

             In October 2002, the Company sold its grated, shredded and dry cheese processing and distributing business. In December 2002, the Company sold its Galbani(R) brand cheese and meat importing and distribution business. See note 5.

         FINANCIAL STATEMENT PRESENTATION

         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary companies. All material intercompany transactions have been eliminated.


         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and \ liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         REVENUE RECOGNITION

         Revenue is recognized when goods are shipped or in certain situations upon customer acceptance and title has passed.

         In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements", which provides guidance related to revenue recognition. The Company has adopted SAB 101 and it has not had a material impact on the Company's consolidated financial position or results of operations, nor did it result in the Company reporting a change in accounting principles from its application.

         FOREIGN CURRENCY

         For Classica Italy, the local currency is the functional currency. In accordance with the Statement of Financial Standards (SFAS) No. 52, "Foreign Currency Translations," the financial statements of the subsidiary are translated into U.S. dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders' equity at historical exchange rates. The resulting translation adjustment is recorded as a component of accumulated other comprehensive income in the accompanying Consolidated Statement of Financial Position.


         RESEARCH AND DEVELOPMENT COSTS

         Research and development costs, which include costs in connection with new product development, fundamental and exploratory research, process improvement, and product use technology and product accreditation, are charged to operations in the period in which they are incurred.


         ADVERTISING COSTS

         The Company expenses all advertising costs as incurred.


         ACCOUNTS RECEIVABLE

         On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on its history of past write-offs and collections, contractual terms and current credit conditions.

         INVENTORIES

         Inventories consist of raw materials used in production, construction in progress and used machines held for resale and are carried at the lower of cost or market. Cost is determined on a first-in, first-out method.


         DEPRECIATION

         Property and equipment are carried at cost, less accumulated depreciation and amortization computed on a straight-line basis over the estimated useful lives of the assets which range from three to ten years.

         INTANGIBLE ASSETS

         Patents, recorded at cost, are amortized over their estimated useful lives, approximating 15 years. Intangible assets are reviewed for impairment whenever events or circumstances indicate impairment might exist or at least annually. The Company assesses the recoverability of its assets, in accordance with SFAS No. 142 "Goodwill and Other Intangible Assets," comparing projected undiscounted cash flows associated with those assets against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. The Company determined that there is no impairment of the assets at December 31, 2002 and 2001.

Intangible assets consist of the following at December 31, 2002:

              Patents                                $ 1,552,328

              Accumulated amortization                  (129,361)
                                                   --------------

              Intangible assets, net                 $ 1,422,967
                                                   ==============


For the years ending December 31, 2003 through 2007 the patents will be amortized at the rate of $103,489 per annum for a total amortization for the five year period of $517,245.

         CONCENTRATION OF RISK

         The Company's products are constructed by its wholly owned subsidiary, C.G.T.I. - Classica Group Technologies Italia, S.r.l. ("CGTI") in Italy. The products are manufactured by sub-contractors under the supervision of CGTI's personnel. Management believes that, in the event of a disruption in the supply of product as the result of circumstances beyond its control, wherein the supplier could not supply product in a timely manner, a replacement source could be obtained without major disruption to the business.

         The Company maintains cash balances in financial institutions, which are insured by the Federal Deposit Corporation up to $100,000.


         LONG-LIVED ASSETS

         Long-lived assets to be held and used by the Company are reviewed to determine whether an event or change in circumstances indicated that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the asset, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the assets may not be recoverable, the Company determines whether impairment has occurred through the use of undiscounted cash flows analysis of assets at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the estimated value of the asset. The fair value of the asset is measured using discounted cash flow analysis or other valuation techniques. Management has determined that there is no impairment of assets in the continuing segments of the business. No impairment expense was recognized in the years ended December 31, 2002 and 2001.

         INCOME TAXES

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." The asset and liability approach underlying SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amount and tax basis of the Company's assets and liabilities, and net operating loss carryforwards. Management provides valuation allowances against the net deferred tax asset for amounts that may not be realized.

         EARNINGS PER COMMON SHARE

         Earnings per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share do not reflect the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares or resulted in the issuance of common shares as the impact of such would be antidilutive given the net losses incurred.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts. The Company in estimating fair value disclosures for financial instruments used the following methods and assumptions:

o Cash, trade receivables and other receivables reported in the consolidated balance sheet approximate fair value.

Note 2 - INVENTORIES

         Inventories at December 31, 2002 consist of:

              Raw materials                                       $ 20,553

              Construction in progess                              245,934

              Used machines held for resale                         31,075

                                                               ------------
              Total inventory                                    $ 297,562
                                                               ============


NOTE 3 - PROPERTY AND EQUIPMENT

            Property and equipment, at cost, consists of the following at December 31, 2002:


     Furniture, fixtures and equipment                           $ 525,670

     Less accumulated depreciation and amortization                (53,532)

                                                               -------------
     Fixed assets, net                                           $ 472,138
                                                               =============


NOTE 4 - ACCRUED EXPENSES

             Accrued expenses at December 31, 2002 consist of:

     Accrued payroll                                               $ 36,558

     Other accrued expenses                                          21,886
                                                              ---------------

     Total accrued expenses                                        $ 58,444
                                                              ===============

NOTE 5 - DISCONTINUED OPERATIONS

         On October 18, 2002, the Company sold assets comprised of manufacturing equipment, certain inventory and related packaging materials and supplies, customer lists, goodwill, trademark and rights to its lease of the distribution facility and other rights relating to its grated, shredded and dry cheese processing and distributing business.

         On December 30, 2002, the Company sold assets comprised of a customer list, goodwill, right to use a license and distribution agreement with a supplier, certain inventory and related packaging materials and supplies a portfolio of import licenses for dairy products, and an assumption of a liability to its distributor relating to its Galbani(R) brand cheese and meat importing and distribution business.

         As a result of the aforementioned sales, the Company has recorded an after-tax gain on these sales of assets of $566,351 including the write-off of prior recognized goodwill of $157,500 and a loss from operations totaling $168,861 as discontinued operations. The total selling price included cash of approximately $600,000 and liabilities assumed totaling approximately $739,000. The consolidated financial statements and related notes for the year ended December 31, 2001 have been restated, where applicable.

         Revenues related to the 2002 discontinued operations totaled $6,647,798 and $7,478,213 in 2002 and 2001, respectively. Pretax profit (loss) reported was $(168,861) and $294,104 in 2002 and 2001, respectively.

         On December 28, 2000 the Company adopted a formal plan to discontinue the operations of its Deli King, Inc. ("Deli King") mobile catering subsidiary and to dispose of the assets of the business segment. The operations of Deli King ceased on March 9, 2001.

         Operating results of Deli King Subsidiary for the year ended December 31, 2001 are shown separately in the accompanying income statement. Deli King had no operations for the year ended December 31, 2002. Revenues of Deli King for 2001 were $343,463. This amount is not included in net sales in the accompanying financial statements. Pretax loss reported in discontinued operations was zero and $(179,074) in 2002 and 2001, respectively.

         As of December 31, 2001, all of the assets of Deli King, Inc. had been disposed of or were deemed to be worthless. During 2002 Deli King, Inc. was liquidated under Chapter VII in the U.S. Bankruptcy Court for the District of New Jersey. Management believes that there are no material present or future liabilities on the part of the Company for matters relating to Deli King, Inc.

NOTE 6 - INCOME TAXES

         The income taxes are comprised of the following for the years ended December 31, 2002:

                                                            December 31,
                                                       2002              2001
                                                  ------------------------------
Deferred
     Federal                                       $ 301,100        $ (373,104)
     State                                            79,700           (98,700)
                                                  ------------------------------
Sub-total                                            380,800          (471,804)
Valuation allowance                                  380,800           471,804
                                                  ------------------------------
Income tax provision                               $       -        $        -
                                                  ==============================

The difference between the U.S. federal statutory rate and the Company's effective tax rate is as follows:

                                                       Years Ended December 31,
                                                       2002               2001
                                                   -----------------------------
Federal statutory tax rate                             34.0%             34.0%
Valuation allowance                                   -34.0%            -34.0%
                                                   -----------------------------

Effective tax rate                                      0.0%              0.0%

                                                   =============================

Deferred tax assets (liabilities) are comprised of the following:

                                                           December 31, 2002

Net operating loss carryforwards                              $ 3,985,300
Less:  valuation allowance                                     (3,985,300)
                                                           -----------------
                                                              $         -
                                                           =================

         The Company has available net operating loss carryforwards of approximately $ 9,300,000 for federal and state income taxes expiring between 2009 and 2022 to offset future taxable income.
         A deferred tax asset results from the benefit of utilizing net operating loss carryforwards in future years. A valuation allowance has been provided for the entire benefit.
         During the years ended December 31, 2002 and 2001, the valuation allowance was increased by $380,800 and $471,804, respectively. These charges reflect increases in the valuation allowance related to the deferred tax asset.
         The Company will continue to assess the recoverability of its deferred income tax asset and adjustments may be necessary based on the evidence available at that time.

NOTE 7--COMMITMENTS AND CONTINGENCIES

         Operating Leases

         Until December 2002, the Company leased its distribution and office facility in Lakewood, New Jersey under a lease which required a base annual rental of approximately $92,000.

         On November 13, 2002 the Company entered into a lease of a 10,400 square foot facility in Sayreville New Jersey of which approximately 7,900 square feet serve as office space and a laboratory and 2,500 square feet serves as a warehouse. The lease was effective February 15, 2003 (the move in date). The lease is for a period of five years and three months, with the first three months of base rental forgiven. The base rental under the lease is $114, 400 per annum ($9,533.33 per month). The lease contains a renewal option for five additional years, the lease provides for the Company to pay its proportionate share of the landlord's common costs.

          The Company leases a 3,768 square foot facility at Via Nagy 7, 42019 Pratissolo di Scandiano, Italy, of which approximately 2700 square feet serves as office space, with the balance serving as its laboratory. The facility is leased at a base rent of $19,200 annually. The lease was entered into on December 15, 2001, and continues for a period of four years. At the end of each year, the rent shall be adjusted based upon changes in the Italian price indexes.

         Rent expenses totaled $ 19,522 and $ 977 for 2002 and 2001 respectively.


Minimum future commitments under all operating leases are as follows:


                  Year Ending
                  December 31,                        Amount
                ------------------            ------------------

                   2003                              $ 91,022
                   2004                               133,922
                   2005                               133,108
                   2006                               114,400
                   2007                               114,400
                   Thereafter                          42,900
                                              ------------------
                                                    $ 629,752
                                              ==================


         Litigation

         The parent and its subsidiaries are not currently involved in any litigation that they expect, individually or in the aggregate, will have a material adverse effect on the Company's financial condition or results of operations.

         Employment Agreements

         The Company has employment agreements with the Company's Chairman and Chief Executive Officer and its Chief Financial and Administrative Officer that expire on July 31, 2005.

NOTE 8- STOCK PLANS AND STOCK BASED COMPENSATION

         The Company's 1998 Incentive and Nonqualified Stock Option Plan was amended in 2002 to increase the number of shares reserved for issuance under the 1998 Incentive and Nonqualified Stock Option Plan to 1,450,000. Exercise and vesting terms for options granted under this plan are determined at each grant date. All options were granted at not less than fair market value at dates of grant. At December 31, 2002, 3 options were available for grant under the plan and reserved for issuance under the 1998 Incentive and Nonqualified Stock Option Plan.

         The Company's 1998 Director Stock Option Plan provides for the granting of options to purchase 40,000 shares of common stock to certain directors of the Company. Exercise and vesting terms for options granted under this plan are determined at each grant date. All options were granted at not less than fair market value at dates of grant. At the end of 2001, no options were available for grant under the 1998 plan and 40,000 shares of common stock were reserved for issuance under the 1998 Director Stock Option Plan.

         The Company's 2002 Incentive and Nonqualified Stock Option Plan provides for the granting of options to purchase 1,000,000 shares of common stock to certain employees of the Company. Exercise and vesting terms for options granted are determined at each grant date. All options will be granted at no less than fair market value at the date of grant. At the end of 2002, 10,794 options were available for grant and reserved for issuance under the 2002 Incentive and Nonqualified Stock Option Plan.

Stock options transactions are summarized as follows:

                                                2002 Options        2002 Warrants            2001 Options      2001 Warrants
                                                      Weighted               Weighted             Weighted              Weighted
                                                       Average                Average              Average               Average
                                                      Exercise               Exercise             Exercise              Exercise
                                             Shares      Price      Shares      Price      Shares    Price    Shares       Price
              -------------------------------------------------------------------------------------------------------------------
              Outstanding, beginning of year606,349     1.3271      32,632     9.1349     572,849  $1.3127    91,300     $8.9058

              Granted                     2,403,109     0.9567     456,000     1.3015     734,719  $1.7543         -           -

              Forfeited                                             (9,299)   10.5487                        (58,668)    $8.7784

               Exercised                 (1,398,779)    0.8966                           (701,219)$1.7629          -           -
              -------------------------------------------------------------------------------------------------------------------


              Outstanding, end of year    1,610,679     1.1497     479,333     1.6554     606,349  $1.3271    32,632     $9.1349
                                        =========================================================================================

              Options and warrants
                 exercisable at year-end    989,206     1.2149     479,333     1.7076     606,349  $1.3271    32,632     $9.1349
                                        =========================================================================================

              Weighted-average fair value of $ 0.9576                                    $ 1.6700
                 options granted during the year

The following table summarizes stock options and warrants outstanding and exercisable at December 31, 2002:

                                     Weighted            Outstanding              Exercisable
                                      Average                     Average                   Average
     Exercise         Options &      Remaining      Options &     Exercise    Options &    Exercise
   Price Range        Warrants          Life        Warrants       Price      Warrants       Price
----------------------------------------------------------------------------------------------------
$ 0.99      $ 1.25    1,820,609         7.36      1,820,609       $ 1.09     1,194,849       $ 1.13
  1.50        1.75      112,070         6.62        112,070         1.65        66,357         1.59
  1.78        2.00      130,000         2.14        130,000         1.95       130,000         1.95
  6.25       10.00       27,333         2.09         27,333         8.23        27,333         8.23
----------------------------------------------------------------------------------------------------
                      2,090,012         6.93      2,090,012       $ 1.27     1,418,539       $ 1.36
                   =================================================================================

         The fair value of each option granted is estimated on the date of each grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2002 and 2001, respectively: risk free interest rate 4.85% and 2.5%; expected life from 1 to 5 years; expected volatility of 93.8% and 127%; dividend yield 0% and 0%. The fair values generated by the Black-Scholes model may not be indicative of the future benefit, if any, which may be received by the option holder.

         SFAS No. 123 Accounting for Stock-Based Compensation encourages (but does not require) compensation expense to be measured based on fair value of the equity instrument awarded. In accordance with APB No. 25 "Accounting for Stock Issued to Employees" no compensation cost has been recognized in the Consolidated Statements of Operations for the Company's stock option plans, as all options have been granted to employees and non-employee directors with exercise prices equal to or greater than the fair market value of the underlying stock on the date of grant.

         If compensation cost for the Company's stock option plans had been determined in accordance with the fair value method prescribed by SFAS No. 123, the Company's net loss would have been $(2,353,661) and $(1,642,335) for 2002 and 2001, respectively. Diluted loss per share, would have been $(0.70) and $(0.76) for 2002 and 2001, respectively. This pro forma information may not be representative of the amounts to be expected in future years as the fair value method of accounting prescribed by SFAS No. 123 has not been applied to options granted prior to 1996.


NOTE 9 - RECENT ACCOUNTING PRONOUNCEMENTS

         In July, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141) and Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" (SFAS 142). SFAS 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, thereby eliminating use of the pooling of interests method. SFAS 141 also requires that an intangible asset acquired in a business combination be recognized apart from goodwill if: (i) the intangible asset arises from contractual or other legal rights or (ii) the acquired intangible asset is capable of being separated from the acquired enterprise, as defined in SFAS 141.

         SFAS 142 requires, among other things, that goodwill not be amortized but should be subject to impairment testing at the "reporting unit level" at least annually and more frequently upon the occurrence of certain events, as defined by SFAS 142. A reporting unit is the same level as or one level below an operating segment, as defined by Statement of Financial Accounting Standards No. 131 "Disclosures About Segments of an Enterprise and Related Information." As a result of the adoption of SFAS 142 in 2002, the non-amortization of goodwill had the effect of decreasing the Company's loss from discontinued operations by approximately $30,000.

         In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Ling-Lived Assets" (SFAS 144). SFAS 144 supersedes Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and certain provisions of APB Opinion No. 30 "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 establishes standards for long-lived assets to be disposed of, and redefines the valuation and presentation of discontinued operations. SFAS 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The adoption of SFAS 144 did not have a material effect on the Company's financial position, results of operations, and cash flows.

         In July, 2002, the Financial Accounting Standards Board, or FASB, issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. SFAS No. 146 is to be applied prospectively to exit of disposal activities initiated after September 30, 2002. We do not expect SFAS No. 146 to have a material effect on our consolidated financial position, results of operations or liquidity.

NOTE 10 - STOCKHOLDERS' EQUITY

         The Preferred Stockholders have no voting rights but are entitled to a priority of payment in the amount of the original subscription price paid for each Preferred Share ($16,667 to $25,000), plus a proportionate amount, as defined, on any remaining excess proceeds if there is, among other matters, a sale of all or substantially all of the shares or assets of the Company. The Preferred Stockholders are not entitled to specific dividends; however, should the Company declare any dividends on the common shares, the Preferred Stockholders will be entitled to receive dividends as if they had converted to common shares immediately prior to the dividend declaration. The holders of the Preferred Shares may convert, at their option, at any time, all or part of their shares into common shares. Each outstanding Preferred Share is convertible into one common share, subject to certain adjustments as defined in the Amended Certificate of Incorporation.

         The Company has reserved, in aggregate, 17 common shares for possible future issuance to Preferred Shareholders in the event of conversion.

         At December 31, 2002 there were 16.5 preferred shares outstanding all of which are convertible into common shares at the holder's option.


NOTE 11 - COMMON STOCK

         On January 23, 2003, the Company filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 seeking to register 1,686,000 shares of its common stock, which 1,230,000 common shares have been issued along with warrants exercisable to purchase 456,000 shares of common stock.

                    THE CLASSICA GROUP, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheet (Unaudited)
                                 March 31, 2003



                                     ASSETS
                                   -----------

Current Assets:
         Cash                                                         $361,258


         Accounts receivable                                             1,126


         Inventories                                                   328,007


         Prepaid expenses                                              164,495


         Assets relating to discontinued operation                      84,416
                                                             -------------------

              Total current assets                                     939,302

Property and equipment, net                                            627,859


Intangible assets, net                                               1,397,095


Other assets                                                           136,142
                                                             -------------------

         TOTAL   ASSETS                                             $3,100,398
                                                             ===================



         See notes to the consolidated financial statements (Unaudited).

                    THE CLASSICA GROUP, INC. AND SUBSIDIARIES
               Consolidated Balance Sheet (Unaudited) (continued)
                                 March 31, 2003

                      LIABILITIES AND STOCKHOLDERS' EQUITY
               ---------------------------------------------------

                                   LIABILITIES
                                 ---------------

Current Liabilities:

         Accounts payable                                            $ 174,889

         Accrued expenses                                               61,157

         Liabilities relating to discontinued operations                50,000
                                                              ------------------

              Total current liabilities                                286,046
                                                              ------------------

         TOTAL LIABILITIES                                             286,046
                                                              ------------------

                              STOCKHOLDERS' EQUITY
                         -------------------------------

Preferred stock
         Class A participating convertible preferred shares,
         $1 par value, stated at liquidation value, authorized
         200 shares of which 16.5 shares are issued and outstanding.   397,898

Common stock
         Par value $.001 - 25,000,000 shares authorized, 5,142,211
         shares issued and outstanding                                   5,142

Additional paid-in-capital                                           5,756,166

Accumulated deficit                                                 (3,359,799)

Accumlated other comprehensive income                                   14,945
                                                              ------------------

              Total Stockholders' Equity                             2,814,352
                                                              ------------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 3,100,398
                                                              ==================



         See notes to the consolidated financial statements (Unaudited).

                    THE CLASSICA GROUP, INC. AND SUBSIDIARIES
   Consolidated Statements of Operations and Comprehensive Income (Unaudited)


                                                    For the three months ended
                                                              March 31,
                                                        2003           2002
                                                   -----------------------------

Revenue                                                    $ 5,736      $ 4,361

Cost of sales                                               18,588            0
                                                   -----------------------------

Gross profit (loss)                                        (12,852)       4,361

Selling, general and administrative expenses               520,820      262,622
                                                   -----------------------------

Loss from continuing operatons                            (533,672)    (258,261)

Income (loss) from discontinued operations                 (89,398)     103,659
                                                   -----------------------------

Net loss before other comprehensive income                (623,070)    (154,602)

Other comprehensive income:
     Foreign currency translation,
       net of tax effect of $-0-                             1,093            0
                                                   -----------------------------

Comprehensive income                                    $ (621,977)  $ (154,602)
                                                   =============================

EARNINGS  PER COMMON SHARE

BASIC & DILUTED

Loss from continuing operations                            $ (0.10)     $ (0.10)

Income (loss) from discontinued operations                   (0.02)        0.04
                                                   -----------------------------

Net loss                                                   $ (0.12)     $ (0.06)
                                                   =============================

Weighted average shares outstanding, basic and diluted   5,142,211    2,747,050



         See notes to the consolidated financial statements (Unaudited).

                    THE CLASSICA GROUP, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows (Unaudited)
               For the Three Months Ended March 31, 2003 and 2002



                                                          March 31,
                                             --------------------------------
                                                      2003            2002
                                             --------------------------------

Cash flows from operating activities:
     Loss from continuing operations              $ (533,672)     $ (258,261)
     Income(loss) from discontinued operations       (89,398)        103,659
     Foreign currency translation                      1,093               0
Adjustments to reconcile net loss to net cash
         used in operating activities:
     Depreciation and amortization                    44,075          79,553
     (Increase) decrease in accounts receivable       13,307        (178,484)
     Decrease in receivable from sale of
         discontinued operation                      426,819               0
     (Increase) decrease in inventories              (30,445)         68,251
     (Increase) in prepaid expenses and other
         assets                                      (63,009)        (24,022)
     Increase in accounts payable
         and accrued expenses                         71,480          62,665
                                             --------------------------------

     Net cash used in operating activities          (159,750)       (146,639)
                                             --------------------------------

Cash flows used in investing activities:
     Purchase of fixed assets                       (173,924)        (84,937)
     Increase in other assets                        (12,719)         (7,172)
     Realization of assets relating to
         discontinued oeration                       313,025               0
     Settlement of liabilities relating to
         discontinued operastion                    (347,441)              0
                                             --------------------------------

     Net cash used in investing activities          (221,059)        (92,109)
                                             --------------------------------

Cash flows from financing activities:
     Repayment of long-term debt                           0         (22,727)
     Proceeds from Issuance of capital stock               0         280,000

                                             --------------------------------

     Net cash provided by financing activities             0         257,273
                                             --------------------------------

Net  increase (decrease) in cash                    (380,809)         18,525

Cash at beginning of period                          742,067         100,997
                                             --------------------------------


Cash at end of period                              $ 361,258       $ 119,522
                                             ================================

Supplemental disclosure of cash flows information:
     Interest paid                                      $ 45        $ 44,257
                                             ================================


         See notes to the consolidated financial statements (Unaudited).

                    THE CLASSICA GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 --ORGANIZATION AND BASIS OF PRESENTATION

         The Classica Group, Inc. ("The Company") and its wholly owned subsidiaries Classica Microwave Technologies, Inc. (United States) and CGTI Classica Group Technologies Italia, S.r.l. ("Classica Italy") (collectively "CMT") provide safe food solutions through its automated microwave processing systems. In addition, CMT's technologically advanced design of post packaging processing, extends refrigerated shelf life through pasteurization and permits non-refrigerated shelf life through sterilization without the use of any chemical additives. The system is designed to promote food safety while reducing overall operating costs, inventory storage and delivery costs without sacrificing productivity or food quality. Professor Giuseppe Ruozi, the key developer of the process and one of the leading European experts in the field of microwave technology as it applies to the food industry is under contract with CMT as its Chief Technology Officer. The use of microwave technology in concert with proprietary knowledge acquired over years of research and development by Professor Ruozi gives CMT a strong position in the growing field of new and innovative processing technologies for the food industry.

          CMT expects to generate revenues in two different areas. First, the company sells microwave based processing systems for pasteurization, sterilization, sanitizing and drying of food products. Second, the company intends to utilize its microwave application expertise to provide development services to new and existing clients.

         In October 2002, the Company sold its grated, shredded and dry cheese processing and distributing business, and in December 2002, the Company sold its Galbani(R) brand cheese and meat importing and distribution business, and discontinued the operation of its Cucina Classica Italiana, Inc. subsidiary.

         The unaudited consolidated financial statements included herein have been prepared by the Company in accordance with the same accounting principles followed in the presentation of the Company's annual financial statements for the year ended December 31, 2002 pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments that are of a normal and recurring nature and are necessary to fairly present the financial position, results of operations, and cash flows of the Company have been made on a consistent basis. This report should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB Annual Report for the year ended December 31, 2002.

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany balances are eliminated.

         Income taxes for the interim period are based on the estimated effective tax rate expected to be applicable for the full fiscal year. The Company has recorded a full valuation allowance related to the deferred tax asset at March 31, 2003.



NOTE 2 -PER SHARE DATA

         The per share data has been calculated using the weighted average number of Common Shares outstanding during each period presented on both a basic and diluted basis in accordance with SFAS 128. Outstanding options and warrants have been excluded from the computation due to their antidilutive effect.

                    THE CLASSICA GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3 - Property and equipment

         Property and equipment are carried at cost, less accumulated depreciation and amortization computed on a straight-line basis over the lesser of the estimated useful lives of the assets (generally three to ten years for furniture and equipment and the lease term for leasehold improvements).

          Property and equipment consists of the following at March 31, 2003:


              Furniture & equipment                     $ 656,527
              Leasehold improvements                       43,067
                                                    ----------------

                   Total cost                             699,594

              Less accumulated depreciation
                 and amortization                         (71,735)
                                                    ----------------

                                                        $ 627,859
                                                    ================


NOTE 4 - Intangible Assets

         Patents, recorded at cost, are amortized over their estimated useful lives, approximating 15 years. Intangible assets are reviewed for impairment whenever events or circumstances indicate impairment might exist or at least annually. The Company assesses the recoverability of its assets in accordance with SFAS No. 142 "Goodwill and Other Intangible Assets," comparing projected undiscounted cash flows associated with those assets against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. The Company determined that there is no impairment of the assets at March 31, 2003.

Intangible assets consist of the following at March 31, 2003:

              Patents                                $ 1,552,328

              Accumulated amortization                  (155,233)
                                                   --------------

              Intangible assets, net                 $ 1,397,095
                                                   ==============


For the years ending December 31, 2003 through 2007 the patents will be amortized at the rate of $103,489 per annum for a total amortization for the five year period of $517,245.

                    THE CLASSICA GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 5 - Discontinued Operations

         On October 18, 2002, the Company sold assets comprised of manufacturing equipment, certain inventory and related packaging materials and supplies, customer lists, goodwill, trademark and rights to its lease of the distribution facility and other rights relating to the grated, shredded and dry cheese processing and distributing business of its Cucina Classica Italiana, Inc. subsidiary.

         On December 30, 2002, the Company sold assets comprised of a customer list, goodwill, right to use a license and distribution agreement with a supplier, certain inventory and related packaging materials and supplies a portfolio of import licenses for dairy products, and an assumption of a liability to its distributor relating to the Galbani(R) brand cheese and meat importing and distribution business of its Cucina Classica Italiana, Inc. subsidiary and discontinued the operations of that subsidiary effective December 31, 2002.

         Operating results of Cucina Classica Italiana, Inc. for the three months ended March 31, 2002 are included in income from discontinued operations shown separately in the accompanying financial statements.

         Revenues of Cucina Classica Italiana, Inc. for the three months ended March 31, 2002 were $1,771,878. This amount is not included in Revenues in the accompanying financial statements.

         The operations of the Company's Deli King, Inc. ("Deli King") mobile catering subsidiary ceased on March 9, 2001, and as of December 31, 2001, all of the assets of Deli King, Inc. had been disposed of or were deemed to be worthless. Deli King had no operations during the quarter ended March 31, 2002. However, during the quarter Deli King, Inc. filed for liquidation under Chapter VII of the U.S. Bankruptcy Act in the U.S. Bankruptcy Court for the District of New Jersey and the case has been concluded. Management believes that there are no material present or future liabilities on the part of the Company for matters relating to Deli King, Inc.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and officers

         The Registrant's Certificate of Incorporation permits indemnification to the fullest extent permitted by New York law. The Registrant's by-laws require the Registrant to indemnify any person who was or is an authorized representative of the Registrant, and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Registrant, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The Registrant shall also indemnify any person who was or is an authorized representative of the Registrant and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the Registrant, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the superior court or such other court shall deem proper. such indemnification is mandatory under the Registrant's by-laws as to expenses actually and reasonably incurred to the extent that an authorized representative of the Registrant has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors, independent legal counsel in a written legal opinion or the shareholders. The Registrant currently maintains a directors and officers liability insurance policy.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

         The estimated expenses payable in connection with this offering of the shares of common stock offered hereby are as follows:

                                                                Amount

   Securities and Exchange Commission registration fee       $   269.29
   Legal fees and expenses                                    14,500.00
   Accounting fees and expenses                                5,000.00
   Miscellaneous                                                 230.71
                                                             -----------
         Total                                               $20,000.00
                                                             ===========

Item 26. Recent Sales of Unregistered Securities

         In addition to the sale of an aggregate of $1,030,000 of our common stock and warrants exercisable for our common stock, for which we are registering 1,386,000 shares of our common stock hereunder, we sold 200,000 shares of our common stock on May 31, 2002 to two investors in a private placement. In addition, in 2001, we issued a warrant exercisable into 100,000 shares of our common stock in consideration for the warrant holder's performance of legal advisory services on a non-exclusive basis. We also, on June 10, 2003, sold 35,000 shares of our common stock and a promissory note for $325,000 in a private placement to one investor for $325,000. As part of that transaction, we are registering an additional 770,000 shares of our common stock hereunder, which have been pledged to secure the promissory note and are being held in escrow, and which are deemed unissued.

            On December 13, 2002, we completed a private placement of 1,030,000 shares of our common stock and 206,000 shares issuable upon the exercise of warrants to a group of accredited investors, from which we received gross proceeds of $1,030,000 pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. The warrants are dated December 13, 2003 and expire on December 12, 2005. The exercise price is $1.00 per share. The shares of common stock issued in the transaction and those issuable upon exercise of the warrants are subject to a registration rights agreement. In accordance therewith, we filed a registration statement on Form SB-2 (Registration No. 333-102642) with the Securities and Exchange Commission on January 22, 2003. We are using the proceeds from this private placement to fund the growth of our microwave technology business.

         On May 31, 2002, we sold 100,000 shares of our common stock to each of two accredited investors in a private placement pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. Each purchaser purchased 100,000 shares at a purchase price of $1.00 per share. Each purchaser was granted "piggyback" registration rights, and their shares were included in a registration statement on Form SB-2 (Registration No. 333-102642) that we filed with the SEC on January 22, 2003. We used the proceeds from this private placement of our shares for general working capital.

         In January 2000, we completed a private placement of 200,000 shares at a purchase price of $1.50 per share of our common stock to a group of investors pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. We received gross proceeds of $300,000. We used the proceeds from this private placement for general working capital.

Item 27. Exhibits

Exhibit No.       Description



3.1               Articles of Incorporation of Registrant (A).
3.2               Bylaws of Registrant (A).
4.1               1998 Incentive and Non-Qualified Stock Option Plan (D).
4.2               Amendment to 1998 Incentive and Non-Qualified Stock Option
                        Plan (D).
4.3               1998 Incentive and Non-Qualified Stock Option Plan (E).
4.4               Form of Warrant dated December 13, 2002 (A).
5.1*              Consent of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP
10.1              Acquisition Agreement between Registrant and OMAC Research,
                        Ltd. (B).
10.2              Lease Agreement  between CGTI Classica Group  Technologies,
                        Italia S.r.l. and PRAGMATA, S.r.l., dated December 15, 2001 (C).
10.3              Lease Agreement between First Industrial Development Services,
                        Inc. and Classica Microwave Technologies, Inc. dated November 13, 2002(F).
10.4              Placement Agent Agreement (A).
10.5              Securities Purchase Agreement (A).
10.6              Registration Rights Agreement (A).
10.7              Employment Agreement with Scott G. Halperin (F).
10.8              Employment Agreement with Bernard F. Lillis (F).
10.9              Employment Agreement with Joseph Riemer, Ph.D., (G).
10.10             Amendment to Employment Agreement with Scott G. Halperin (G).
10.11             Amendment to Employment Agreement with Bernard F. Lillis (G).
10.12             Agreement with Giuseppe Ruozi (G).
10.13             Securities Purchase Agreement, dated June 10, 2003,
                        filed herewith.
10.14             Pledge and Security Agreement dated June 10, 2003,
                        filed herewith
10.15             Secured Promissory Note dated June 10, 2003, filed herewith.
10.16             First Amendment To Pledge and Security Agreement dated
                        June 23, 2003, filed herewith
21.1              Subsidiaries of Registrant (G).
23.1              Independent Auditors' Consent, filed herewith.
23.2              Giuseppe Ruozi's Consent (G).
99.1              Certification  Pursuant to 18 U.S.C.  Section 1350, as adopted
                        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, filed herewith
99.2              Certification  Pursuant to 18 U.S.C.  Section 1350, as adopted
                        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, filed herewith

* previously filed

-----------

The foregoing is incorporated by reference from the Registrant's filings indicated:

         (A) Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on January 22, 2003. (B) Form 8-K, filed with the Securities and Exchange Commission on April 17, 2001. (C) Form 10-KSB, filed with the Securities and Exchange Commission on April 1, 2002. (D) Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 18, 2002. (E) Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 15, 2002. (F) Form 10-KSB filed with the Securities and Exchange Commission on April 12, 2003. (G) Form 10-KSB/A filed with the Securities and Exchange Commission on May 19, 2003.

Item 28. undertakings

         The undersigned registrant will:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by section 10(a)
         (3) of the securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information on the plan of distribution. (iv) To reflect the results of this offering.

         (2) For determining any liability under the securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

         (3) File -a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the Township of Sayreville, State of New Jersey, on the 24th day of June, 2003.

                             The Classica Group, Inc.

                             By: /s/  Scott G. Halperin
                                      Scott G. Halperin
                                      Chief Executive Officer

         Pursuant to the requirements of the securities Act of 1933, this registration statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                       Title(s)               Date

/s/  Scott G. Halperin     *              Chief Executive Officer  June 24, 2003
---------------------------               Chairman of the Board
Scott G. Halperin                         Director

/s/  Bernard F. Lillis, Jr.*              Chief Financial Offic    June 24, 2003
---------------------------               Chief Administrative Officer
Bernard F. Lillis, Jr.                    Director

/s/  Joseph Greene         *              Director                 June 24, 2003
---------------------------
Joseph Greene

/s/  Alan Rubin            *              Director                 June 24, 2003
---------------------------
Alan Rubin

*By/s/Scott G. Halperin
  Scott G. Halperin
  Attorney in fact

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